ECOLAB SAVINGS PLAN
                               1995 REVISION


                                 ARTICLE I
                          Description and Purpose

     1.1  Plan  Name.    The  name  of the Plan is the "Ecolab Savings
     Plan."

     1.2 Plan Description. The Plan is a profit sharing plan providing for salary reduction cash or deferred contributions, employee after-tax contributions, discretionary matching contributions and discretionary profit sharing contributions. The Plan is intended to qualify under Code section 401(a) and to satisfy the requirements of Code sections 401(k) and 401(m). Notwithstanding the designation of the Plan as a profit sharing plan, a Participating Employer may make contributions to the Plan even though such employer has no current or accumulated earnings and profits.

     1.3 Plan Purposes. The purposes of the Plan are to promote effort and cooperation on the part of participating employees; to provide a measure of economic security to each such employee by accumulating contributions for distribution upon retirement, as a supplement to other resources then available; and to permit participating employees to share in the profits and growth of the Participating Employer.





                                 ARTICLE II
                                Eligibility

     2.1 Eligibility. (A) Each Qualified Employee who is regularly scheduled to work at least twenty hours per week, and is not classified as a temporary employee under his or her Participating Employer's job classification policies and procedures will become eligible to Participate in the Plan on the date on which he or she first performs an Hour of Actual Service as a Qualified Employee.

          (B) Each other Qualified Employee will become eligible to participate in the Plan on the date on which he or she has completed a 12-consecutive-month period of employment in which he or she has completed at least 1000 Hours of Service.

     2.2 Transfer Among Participating Employers. A Participant who transfers from one Participating Employer to another Participating Employer as a Qualified Employee will continue to participate in the Plan as a Qualified Employee of such other Participating Employer.

     2.3 Multiple Employment. A Participant who is simultaneously employed as a Qualified Employee with more than one Participating Employer will participate in the Plan as a Qualified Employee of all such Participating Employers on the basis of his or her separate Eligible Earnings from each such Participating Employer.

     2.4 Termination or Cessation to be a Qualified Employee. No contribution will be made by or on behalf of a Participant after the Participant terminates employment with all Participating Employers, transfers to an Affiliated Organization that has not adopted the Plan, or transfers to an employment classification excluded from the definition of "Qualified Employee," except for any Participating Employer contribution due on account of the portion of the Plan Year preceding the termination or transfer. S u c h a Participant will be eligible to resume active participation in the Plan as of the date on which he or she first completes an Hour of Actual Service after reemployment with a Participating Employer as a Qualified Employee.

     2.5 C o ndition of Participation. Each eligible Qualified Employee, as a condition of participation, will be bound by all of the terms and conditions of the Plan and will furnish to the A d ministrator such pertinent information and execute such instruments as the Administrator may require.

     2.6 Termination of Participation. A person will cease to be a Participant as of the later of

               (a)  his or her termination of employment, or

               (b) the date all benefits, if any, to which he or she is entitled under this Plan have been distributed.

                                ARTICLE III
                               Contributions

     3.1 Before-Tax Savings Contributions. (A) Subject to the limitations of Article IX, for each Plan Year the Participating Employer of each Participant will make Before-Tax Savings Contributions to the Trust on behalf of such Participant in the amount by which the Participant's Eligible Earnings have been reduced in accordance with the succeeding provisions of this section. Before-Tax Savings Contributions will be paid to the Trustee as soon as practicable after the date on which the Participant would have otherwise received the Eligible Earnings with respect to which such contribution is made.

          (B) Subject to Section 3.3, a Participant may elect to reduce his or her Eligible Earnings by any one percent increment from one percent to 10 percent. The percentage so elected will automatically apply to the Participant's Eligible Earnings as adjusted from time to time. A Participant's election will be applied to his or her Eligible Earnings determined without regard to the limitation of Code section 401(a)(17), but will not, for any Plan Year, exceed 10% of his or her Eligible Earnings determined with regard to such limitation. Plan Rules may specify a maximum percentage for Highly Compensated Employees that is less than the percentage specified for non-Highly Compensated Employees.

     3.2 After-Tax Savings Contributions. (A) Subject to the remaining provisions of this Section and to the limitations of A r t icle IX, each Participant may make After-Tax Savings Contributions in accordance with Section 3.3. The Participating Employer will pay the amount of each Participant's After-Tax Savings Contributions to the Trustee as soon as possible after the date on which the payroll deduction for such contribution occurs or on which the Participating Employer receives the contribution.

          (B) After-Tax Savings Contributions may be made by payroll deduction in any one percent increment of the Participant's Eligible Earnings of not less than one percent and not greater than the difference between 16 percent and the percentage of the Participant's Eligible Earnings that is being reduced pursuant to
     Section 3.1. The specified percentage will automatically apply to the Participant's Eligible Earnings as adjusted from time to time. A Participant's election will be applied to his or her Eligible Earnings determined without regard to the limitation of Code section 401(a)(17) but will not, for any Plan Year, exceed the percentage specified in the preceding sentence, applied to his or her Eligible Earnings determined with regard to such limitation. Plan Rules may specify a maximum percentage for Highly Compensated Employees that is less than the percentage specified for non-Highly Compensated Employees.





     3.3 Participant Elections. Elections for Eligible Earnings reductions and After-Tax Savings Contributions under Sections 3.1 and 3.2 will be made in accordance with the telephone election procedures established by the Administrator and in accordance with the following rules.

               (a) A Participant's Eligible Earning reductions and After-Tax Savings Contributions will commence on the first payday that follows the processing of the Participant's election.

               (b) A Participant may change the rate at which Eligible Earnings reductions or After-Tax Savings Contributions will be made for the first payday that follows the processing of the Participant's request for such a change. The Participant's Eligible Earnings reductions and After-Tax Savings Contributions will continue at such changed rate until a further change by the Participant is processed. Any such change must be to a percentage increment allowed under Section 3.1 or 3.2, as the case may be.

               (c) A Participant may suspend Eligible Earnings reductions or After-Tax Savings Contributions as of the
          f i r s t payday that follows the processing of the Participant's request for the suspension. A Participant who has suspended Eligible Earnings reductions or After-Tax S a v ings Contributions may resume such reductions or contributions as of the first payday that follows the processing of the Participant's request for such resumption.


               (d) Eligible Earnings reductions and After-Tax Savings C o n t ributions for a Participant who has terminated e m p l oyment, transferred employment to an Affiliated Organization that has not adopted the Plan or transferred employment classification to a classification not covered under this Plan, and who is reemployed with a Participating Employer or transfers to an employment classification that is covered under this Plan, as the case may be, will not be resumed unless the Participant again enrolls in the Plan following the occurrence of such event.

               (e) Participants on a leave of absence, other than a short-term disability leave during which the Participant continues to receive Eligible Earnings, will be deemed to have suspended Eligible Earnings reductions and After-Tax Savings Contributions as of the payday which next follows
          t h e    date  on  which  the  Administrator  processes  the
          appropriate  suspension following receipt of notification of the  commencement  of the leave of absence.  A Participant's
          Eligible   Earnings   reductions   and   After-Tax   Savings
          Contributions will be resumed upon the Participant's return from a leave of absence of less than six months' duration at





          the rate in effect prior to the leave unless the Participant changes the rate pursuant to paragraph (b). After a Participant returns from a leave of six months' duration or more, Eligible Earnings reductions and After-Tax Savings Contributions will be resumed as of the first payday that follows the processing of the Participant's request for such resumption.

               (f) Participants' Eligible Earnings reductions and After-Tax Savings Contributions may be made only on a continuing payroll period basis and in accordance with Plan Rules. In the event any election or notice submitted by a Participant to the Administrator is not processed on a timely basis, no retroactive adjustments shall be made to take into account the effect of any such delay.

     3.4  Matching  Contributions.  (A)  Subject to the limitations of
     Article IX, each Participating Employer will contribute to the Trust, out of its annual earnings or profits for its fiscal year ending within the Plan Year in question or out of its accumulated earnings or profits from prior years, on behalf of each Participant who was a Qualified Employee of such Participating Employer during such Plan Year, an amount equal to one-half of the sum of the lesser of the following amounts, determined for each payroll period during such Plan Year:

               (1)  t h e   total   amount   of   Before-Tax   Savings
          Contributions and After-Tax Savings Contributions made for or by such Participant for such payroll period, and

               (2)  s i x   percent  of  such  Participant's  Eligible
          Earnings for such payroll period.

     Such contributions may, if the Participating Employer's Board of Directors so determines, be made notwithstanding an insufficiency of the Participating Employer's current or accumulated profits.

          (B) Any Matching Contributions for a Plan Year will be paid to the Trustee on such date or dates as the Participating
     Employer may elect during or following such year; provided, first, that the total amount of the Participating Employer's contribution will be paid in full on or before the date required for filing its federal income tax return for its fiscal year ending with or within such Plan Year, or such date as duly extended; and second, that the Participating Employer will either

               (1) designate the payment in writing to the Trustee as a payment on account of such fiscal year, or

               (2) claim such payment as a deduction on its federal income tax return for such fiscal year.

          (C) No Matching Contribution will be made with respect to any portion of a Participant's Before-Tax Contributions that is





     forfeited or returned to the Participant pursuant to Section 9.1, 9.2, 9.4 or 9.6. (For this purpose all such forfeitures and distributions will be deemed to be made first from any Before-Tax Contributions with respect to which no Matching Contribution was made.) Any Matching Contribution that is, by reason of errors in projecting the amount of a Participant's Before-Tax Savings Contributions or otherwise, allocated to a Participant's Account and subsequently determined to violate the foregoing provision will be subtracted from such Account as soon as practicable and w i l l b e applied to reduce the Participating Employer contributions that would otherwise be made for the Plan Year in which such excess contribution was made. If, because of the passage of time, the Participating Employer contribution for such Plan Year cannot be reduced, such excess contribution will, subject to Section 9.6, be allocated, in the discretion of the Administrator.

               (1) among the Accounts of all Participants who made Before-Tax Savings Contributions as if it were an additional Matching Contribution for such Plan Year, or

               (2)  as  a  corrective contribution pursuant to Section
          3.7.

          (D) Subject to the provisions of Section 5.5, the Matching Contributions will be made in the form of common stock of Ecolab Inc. until such time as the Plan is amended to provide otherwise. The Participating Employer may designate all or part of a contribution actually made in cash as a stock contribution, and to the extent so designated, such contribution will be invested in the Ecolab Stock Fund and will be treated as a contribution in the form of stock for purposes of the provisions of this plan relating to contributions in the form of stock. To the extent such contribution is made in the form of treasury stock or authorized but unissued stock, for purposes of determining the value of the contribution and allocating the contribution to the Participants' Accounts, the value of such stock will be its fair market value at the close of business on the day preceding the day on which the transfer to the Trustee is directed, as determined by the Administrator. Notwithstanding the foregoing, to the extent a Matching Contribution made in the form of common stock of Ecolab Inc. would result in the Trust's owning more than nine percent of the then outstanding common stock of Ecolab Inc., such contribution will be made in the form of cash.

     3.5 Profit Sharing Contributions. (A) Each Participating Employer may, in its sole discretion, make a Profit Sharing Contribution to the Trust for any Plan Year. Subject to the limitations of Article IX, such Profit Sharing Contribution will be allocated among Qualified Employees described in Subsection
     (B) in the manner described in Subsection (C).

          (B) A Profit Sharing Contribution for a Plan Year will be allocated only among Participants who, for the Plan Year, are not





     eligible to receive a bonus under the Company's Management Incentive Bonus Program or equivalent plan (sales employees in a job classification grade 21 or above), other than by reason of a failure to meet the performance standards or other criteria for a bonus under such program. To be eligible to share in his or her Participating Employer's Profit Sharing Contribution for a particular Plan Year, a Participant must have satisfied the conditions for eligibility to participate in the Plan, whether or not he or she has enrolled in the Plan, and be employed with a Participating Employer or an Affiliated Organization on the last day of such Plan Year.

          (C) The Profit Sharing Contribution for a Plan Year will be allocated in equal shares among the Participants eligible to share in such contribution; provided that only a partial share will be allocated to a Participant who was not eligible to participate in the Plan during the entire Plan Year. The allocation to a Participant entitled to a partial share will be the allocation made to the Participants entitled to a full share multiplied by a fraction, the numerator of which is the number of calendar months during the Plan Year in which he or she was eligible to participate in the Plan, and the denominator of which is 12.

          (D) Profit Sharing Contributions, if any, will be paid to the Trustee on such date or dates as the Participating Employer may elect during or following the Plan Year for which they are made; provided, first, that the total amount of any such Profit Sharing Contributions for a particular Plan Year will be paid in full on or before the date required for filing the employer's federal income tax return for its fiscal year ending with or within the Plan Year, or such date as duly extended; and, second, that the Participating Employer will either

               (1) designate the payment in writing to the Trustee as a payment on account of such fiscal year, or

               (2) claim such payment as a deduction on its federal income tax return for such fiscal year.

          (E) All Profit Sharing Contributions will be invested as provided in Section 3.4(D).

     3.6 Rollovers and Transfers. (A) A Participant may, with the prior consent of the Administrator, contribute to the Trust, within 60 days of receipt,

               (1) the balance of an individual retirement account to which the only contributions have been one or more eligible rollover distributions from a plan qualified under Code section 401(a), or

               (2) an eligible rollover distribution from such a qualified plan.





          (B) W i th the prior consent of the Administrator, a Participant's accounts under another tax-qualified plan may be transferred directly to the Trust. In no event may such a transfer be made that would require the Plan to provide any option with respect to the form or time of distribution or any other right, benefit or feature not available under the Plan prior to the transfer.

          (C) Any contribution or transfer to the Trust pursuant to Subsection (A) or (B) must be made in cash. To the extent that the amount transferred pursuant to Subsection (B) is comprised of after-tax employee contributions (and earnings attributable to such contributions) which were separately accounted for under the transferor plan and the transferor plan was not required by Code s e c tion 401(a)(11) to provide annuity distributions, the t r ansferred amount will be credited to the Participant's After-Tax Savings Contribution Account. To the extent that any amount so transferred is required to remain subject to the distribution limitations of Code section 401(k)(2), such amount w i ll be credited to the Participant's Before-Tax Savings
     Contribution Account. Any other funds received by the Trust under this Section will be credited to the Participant's Rollover Account.

     3.7 Corrective Contributions. For any Plan Year a Participating Employer may, in its discretion, contribute to the Before-Tax Contribution Accounts, the Matching Contribution Accounts or both of Qualified Employees other than Highly Compensated Employees or any group of such employees such amounts as it deems advisable to assist the Plan in satisfying the requirements of Sections 9.2,
     9.3 and 9.4 for such Plan Year. Such contributions will be allocated among such accounts in proportion to the Qualified Employees' Eligible Earnings, in proportion to the Before-Tax Contributions made for such Qualified Employees or in equal shares as the Participating Employer will direct at the time such contribution is made. Except as provided in Section 6.3(B), each such contribution will be treated, for all purposes of the Plan, in the same manner as other contributions allocated to the same account.





                                 ARTICLE IV
                      Trustee's Accounts and Valuation

     4.1 Establishment of Accounts. The following Accounts will be established and maintained for each Participant:

               (a) Before-Tax Savings Contribution Account, to which there will be credited the amount of Before-Tax Savings Contributions the Participating Employer has made on the Participant's behalf and amounts credited to such Account pursuant to Section 3.7.

               (b) After-Tax Savings Contribution Account, to which there will be credited the amount of such After-Tax Savings Contributions and amounts credited to such Account pursuant to Section 3.7. Within such Account, there will be maintained two subaccounts to separately evidence the amount of After-Tax Savings Contributions with respect to which Matching Contributions were made, together with the amount of the Participant's "Participant Account" as of June 30, 1984, and the amount of After-Tax Savings Contributions with respect to which no Matching Contributions were made. Contributions made prior to January 1, 1987, and earnings on such contributions will be separately identified.

               (c) Matching Contribution Account, to which there will be credited the amount of Matching Contributions made on the P a r t icipant's behalf and, within such Account, two subaccounts to separately evidence the amount of Matching Contributions that, pursuant to Section 5.5, is not subject to the Participant's investment direction and the amount of Matching Contributions that is subject to the Participant's investment direction.

               (d) Profit Sharing Contribution Account, to which there will be credited Profit Sharing Contributions made on the Participant's behalf.

               (e) Rollover Account, to which there will be credited the amount of any rollover or transfer pursuant to Section 3.6, except such portion as may properly be credited to the Participant's Before-Tax Savings Contribution Account or After-Tax Savings Contribution Account.

               (f) Loan Account, in which there shall be evidenced the then outstanding principal and interest amounts due from the Participant to the Trust pursuant to Section 6.6(G)

     4.2 Valuation and Account Adjustment. As of the close of business on each Valuation Date, each Participant's Accounts within each investment fund established pursuant to Section 5.1 will be separately adjusted in a uniform and equitable manner for income, expense, gains and losses of the investment fund since the last prior adjustment.





     4.3 Allocations Do Not Create Rights. The fact that allocations are made and credited to the Accounts of a Participant will not vest in the Participant any right, title or interest in or to any portion of the Fund except at the time or times and upon the t e r m s and conditions expressly set forth in the Plan. Notwithstanding any allocation or credit to the Account of any Participant, the issuance of any statement to the Participant or the distribution of all or any portion of a Participant's Account balance, the Administrator may direct the Participant's Account to be adjusted to the extent necessary to correct any error in such Account, whether caused by a misapplication of any provision of the Plan or otherwise, and may recover from the Participant or t h e Participant's Beneficiary the amount of any excess distribution. Any such adjustment will be made within a reasonable time after the error is discovered.





                                 ARTICLE V
                      Participant Investment Direction

     5.1 Establishment of Investment Funds. (A) In order to allow each Participant to determine the manner in which his or her Accounts will be invested, the Trustee will maintain, within the Trust, such separate investment Funds as the Company may from time to time direct. Except as provided in Section 5.5, each Participant's Accounts will be invested in the investment Funds in accordance with the procedures set forth in Sections 5.2 and
     5.3. The Company may, from time to time, direct the Trustee to establish additional investment Funds or to terminate any existing investment fund.

          (B) Except as the Company otherwise directs, the investment Funds maintained by the Trustee will include the Ecolab Stock Fund, which will be invested primarily in the common stock of Ecolab Inc.

     5.2 Contribution Investment Directions. (A) Subject to the provisions of Section 5.5, each Participant may direct the manner in which future cash contributions made by or for him or her will be invested among the Funds established pursuant to Section 5.1, in one percent increments. Investment selections must be made in the aggregate with respect to all of the Participant's Accounts, except that a separate investment selection may be made with respect to the investment of a Rollover Contribution, which separate investment selection will apply until the Participant directs a change in the manner in which current Account balances are invested, at which time the Rollover Account shall become subject to the same rules, with respect to investment selections, as the Participant's other Accounts. Each such direction will first be made in accordance with the telephone investment procedures established by the Administrator in conjunction with the Participant's enrollment in the Plan or rollover, as the case may be.

          (B) A Participant may direct a change in the manner in which future contributions to his or her Accounts will be invested among the investment Funds. Such a direction will be subject to the rules set forth in Subsection (A), and will be effective for contributions received by the Trustee after the Participant requests such change in accordance with the telephone investment selection procedures established by the Administrator.

     5.3  Transfer  Among Investment Funds. (A)  Subject to Subsection
     (B) and Section 5.5, a Participant may direct the transfer of any one percent increment of the aggregate of his or her Accounts among the investment Funds.

          (B) A Participant's right to transfer investments will be subject to, and limited by, restrictions imposed by the managers of the investment funds involved in the transfer.





          (C) Each transfer direction will be given effect not later than the close of the first banking business day following the Trustee's receipt of the Participant's transfer direction made in accordance with the telephone investment selection procedures established by the Administrator; provided that if the Trustee, for any reason, is unable to complete the transfer by such time, it will complete the transfer as soon as practicable.

     5.4 Investment Direction Responsibility Resides With Participants. Neither the Administrator nor the Trustee will have any authority, discretion, responsibility or liability with respect to a Participant's selection of the investment funds in which his or her Accounts will be invested, the entire authority, discretion and responsibility for, and any results attributable to, the selection being that of the Participant.

     5.5 Ecolab Stock Fund Rules. (A) Except as otherwise provided in Subsections (B) and (C), each Participant's share of Profit Sharing Contributions and Matching Contributions, to the extent made in the form of common stock of Ecolab Inc. (or in cash designated as a stock contribution pursuant to Section 3.4(D)), will be invested in the Ecolab Stock Fund notwithstanding a contrary investment selection of the Participant, and will not be subject to any change in form pursuant to any Participant's investment direction.

          (B) Notwithstanding any other provisions of the Plan or the instrument evidencing the Trust, no Participant who is an officer
     (as   defined  by  Rule  3b-2  of  the  Securities  and  Exchange
     Commission) or director of the Company or who owns more than ten percent of the outstanding shares of any equity security of the
     C o m p a n y, will be permitted to direct that additional contributions to, or existing balances in, his or her Accounts be further invested in the Ecolab Stock Fund, and additional contributions to, and existing balances in, the Profit Sharing Contribution Account or Matching Contribution Account will not be further invested in the portion of the Ecolab Stock Fund invested in Ecolab common stock if such investment would cause the aggregate fair market value of the equity securities held in the
     Trust with respect to which reports by such officer, director or shareholder Participants to the Securities Exchange Commission
     would  otherwise  be  required  and  which  are  credited  to the
     A c c o u nts of all such officer, director or shareholder Participants to equal or exceed twenty percent of the market value  of  the  securities  having a readily ascertainable market value  held  in  the  Trust,  determined  as  of  the  end of the
     preceding  Plan  Year.    If  an  allocation  of a Profit Sharing
     Contribution or Matching Contribution in the form of Ecolab Inc. common stock to the Account of a Participant is prohibited by the foregoing provisions of this subsection, then, to the extent required to comply with such provisions, the portion of such contribution that is so prohibited will be made in the form of cash,  will not be converted to such stock, and will be allocated
     to   the  Accounts  of  such  officer,  director  or  shareholder





     Participants. To the extent that, by operation of this subsection, cash is allocated to a Participant's Account in lieu of stock, such cash will be held by the Trustee in the cash subaccount of the Ecolab Stock Fund, and the amount of such cash allocation will be subject to the same restrictions as is the stock contributed to Participants' Profit Sharing and Matching Contribution Accounts. (That is, such amount may not be transferred to another investment fund nor may the Participant borrow such amount.)

          (C) A Participant's direction to transfer investment of current Account balances to, or invest future cash contributions in, the Ecolab Stock Fund will not be effective to the extent compliance with such direction would result in the Trust's owning more than nine percent of the outstanding common stock of Ecolab Inc. Amounts that would otherwise have been invested in the
     Ecolab Stock Fund on any date will be reduced pro rata among Participants on the basis of the amount that each directed to be so invested, as necessary to meet this limitation. Amounts that may not be invested in the Ecolab Stock Fund will be invested in the Fund specified by Plan Rules.

          (D) Notwithstanding the provisions of Section 5.3, no Participant or Beneficiary who is subject to the reporting requirements under Rule 16 of the Securities and Exchange Commission may direct a transfer into or out of the Ecolab Stock Fund more frequently than once in any 30-day period until such time as such 30-day limitation ceases to be required in order to exempt such transfers from such reporting requirements.

          (E) Any proceeds from a tender of Ecolab Inc. stock will be a l l o c a ted among the Accounts of the Participants and Beneficiaries to which the tendered stock was attributable. Such proceeds will be held in a subaccount of the Ecolab Stock Fund and invested in the manner prescribed by Plan Rules.

     5.6  Voting  Ecolab  Inc.  Stock.    (A)    Each  Participant and
     Beneficiary with an interest in the Ecolab Stock Fund will be afforded the opportunity to direct the manner in which shares of Ecolab Inc. common stock in the Fund will be voted in connection with all stockholder actions of Ecolab Inc. In the event of a public tender or exchange offer for shares of common stock of Ecolab Inc., each Participant and Beneficiary will be entitled to direct whether or not the shares in the Fund will be tendered for sale or exchange in connection with such offer. Solely for
     p u rposes of the preceding sentence, each Participant and Beneficiary is designated as a "named fiduciary" within the meaning of section 403(a)(1) of ERISA. Each Participant's or Beneficiary's direction will apply to the number of shares in the Fund that bears the same ratio to the total shares in the Fund as
     t h e   value  of  the  Participant's  or  Beneficiary's  Account
     investments in the Fund bears to the total value of the Fund.





          (B) The Administrator will, prior to each meeting of Ecolab Inc. stockholders, cause to be furnished to each such Participant and Beneficiary a copy of any proxy solicitation material prepared by Ecolab Inc., together with a form requesting confidential directions on how the shares of Ecolab Inc. stock attributable to the Participant's or Beneficiary's Account will be voted on each matter to be brought before such meeting. The Administrator will use his or her best efforts to ensure that each Participant and Beneficiary receives such information as will be distributed to stockholders of Ecolab Inc. in connection with any public tender or exchange offer for shares of Ecolab Inc. common stock and that each receives instructions for giving confidential directions to the Trustee.

          (C) The Trustee will hold all directions received from Participants and Beneficiaries pursuant to this subsection in strict confidence and will not disclose any such direction to any person, including any officer or employee of the Company or of an Affiliated Organization, except as may be required to allow independent inspectors of election to certify voting results or to satisfy the requirements of law.

          (D) The Trustee will vote the number of full and fractional shares attributable to each Participant's and Beneficiary's Account as directed by the Participant or Beneficiary if the direction is received in time for the direction to be processed. In the case of a public tender or exchange offer, the Trustee will tender the shares attributable to a Participant's or Beneficiary's Account if so directed by the Participant or Beneficiary, and will not tender shares attributable to the Account of a Participant or Beneficiary who either directs that such shares not be tendered or does not furnish a timely direction to the Trustee.

          (E) The Trustee will vote any Ecolab Inc. stock with respect to which it does not receive timely directions so that the proportion of such stock voted in any particular manner on any matter is the same as the proportion of the stock with respect to which the Trustee has received timely directions which is so voted. If a public tender or exchange offer is made and the Trustee holds any Ecolab Inc. stock that is not attributable to any Participant's or Beneficiary's share of the Ecolab Stock Fund, the Trustee will tender a portion of such stock so that the proportion of such stock that is tendered is the same as the proportion of the stock attributable to Participants' and Beneficiaries' Accounts for which the Trustee has received instructions is tendered.

     5.7  S p e c ial  Restrictions.    Notwithstanding  any  contrary
     provision of this Plan, in the event of significant unanticipated changes in the value or character of any investment fund or of any asset held in a fund, a change of investment manager, record keeper or trustee, or other similar event, the Company may, in its discretion, take such action as it deems necessary to prevent





     inequities, losses to the Plan or Participants or other adverse consequences or for the proper administration of the Plan and Trust, including but not limited to the following:

               (a) Segregate any assets of an investment fund in a separate fund in which each Participant's and Beneficiary's interest is proportionate to his or her interest in the original investment fund and prescribe special rules with respect to such segregated fund;

               (b) Limit or prohibit any withdrawal, loan or transfer from any one or more of the investment funds;

               (c) Limit or prohibit any transfer of funds to or the investment of contributions in any one or more of the investment funds;

               (d) Suspend distributions from the Plan or from any investment fund for a period permitted by law.

     5.8 Default Investments. (A) If a Participant or Beneficiary fails to give instructions with respect to the investment of his or her Accounts in connection with a change in the Trustee or other termination of an investment Fund in which the Accounts are invested, the Accounts will be invested in the investment Fund or Funds then available under the Plan that the Administrator determines to have investment characteristics most similar to the Fund or Funds in which the Accounts were previously invested.

          (B)  I f    a  Participant  or  Beneficiary  fails  to  give
     instructions with respect to the investment of a contribution to his or her Accounts, other than a contribution to be invested in the Ecolab Stock Fund in accordance with Section 5.5, or of the proceeds from a tender of Ecolab Inc. stock, the contribution or proceeds will be invested in the Fund specified by Plan Rules.





                                 ARTICLE VI
                  Withdrawals During Employment and Loans

     6.1  Withdrawals  from  After-Tax  Savings  Contribution Account.
     (A) Subject to the provisions of Subsection (B) and Section 6.4, a P a r ticipant may withdraw from the After-Tax Savings Contribution Account an amount not in excess of the amount of the balance of such Account. Any such withdrawals will be deemed to have been made first from the contributions in the unmatched subaccount, then from contributions in the Participating Employer matched subaccount, then from Fund earnings in the unmatched subaccount and finally from Fund earnings in the Participating Employer matched subaccount; provided that, for federal income tax purposes, all withdrawals will be deemed to be made from contributions made before 1987 until the aggregate withdrawals equal the After-Tax Savings Contributions made before 1987 and t h en proportionately from the remaining contributions and earnings.

          (B) To the extent that contributions to a Participant's After-Tax Savings Contribution Account were matched by Matching Contributions (by reason of Participants' Before-Tax Savings
     Contributions for a Plan Year being less than six percent of Compensation), a Participant who withdraws such contributions or the earnings attributable to them will not be entitled to have Before-Tax, After-Tax or Matching Contributions made on his or her behalf for the three-month period commencing with the first month following the date on which the withdrawal distribution is made; provided, however, that such suspension will not be applied if the amount withdrawn is such that there remains in the After-Tax Savings Contribution Account after the withdrawal an amount equal to the After-Tax Savings Contributions made over the preceding six months, and such withdrawal distribution is made for one or more of the following purposes:

               (1)  To   purchase,   or   make   substantial   capital
          improvements to, the Participant's principal residence;

               (2) To pay tuition or other expenses for the education of the Participant or any of his or her dependents;

               (3) To pay expenses for the medical, dental or other health care of the Participant or any of his or her dependents; or

               (4) To make a deposit to an Individual Retirement A c c ount for the Participant (other than a rollover Individual Retirement Account).

     6.2  W i t hdrawals  from  Rollover  Account.    Subject  to  the
     provisions of Section 6.4, a Participant may withdraw from the Rollover Account an amount not in excess of the balance of such Account; provided that no such withdrawal may be made until the
     aggregate    amount   of   contributions   withdrawn   from   the





     Participant's After-Tax Savings Contributions Account equals or exceeds the aggregate contributions made to such Account. No withdrawal from a Rollover Account will be made without the consent of the Participant's spouse if such account contains any amount transferred directly from a plan required by Code section 401(a)(11) to provide annuity distributions.

     6.3 Hardship Withdrawals from Before-Tax Savings Contribution Account. (A) Subject to the provisions of Section 6.4, a Participant may withdraw from his or her Before-Tax Savings Contribution Account an amount not in excess of the amount of Before-Tax Savings Contributions made on the Participant's behalf on or prior to the date of distribution, reduced by the amount of Before-Tax Savings Contributions previously distributed from such Account and further reduced by the total outstanding balance of all loans to the Participant charged to such Account. Such withdrawal will be made only if the Administrator determines that the distribution is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

          (B) The amount subject to withdrawal will include any e a rnings credited to the Participant's Before-Tax Savings Contribution Account on or before December 31, 1988, to the extent not previously withdrawn or distributed, and will exclude any corrective contributions made to the Participant's Before-Tax Savings Contribution Account pursuant to Section 3.7 and any
     M a t ching Contributions redesignated as Before-Tax Savings Contributions pursuant to Section 9.2(D)(2).

          (C) A distribution will be deemed to be made on account of an immediate and heavy financial need only if the Participant establishes that the withdrawal is made on account of:

               (1) expenses for medical care, described in section 213(d) of the Code, incurred or to be incurred by the Participant, the Participant's spouse or the Participant's dependent (as described in Code Section 152);

               (2) costs directly related to the purchase (excluding m o r tgage payments) of a principal residence of the Participant;

               (3) p a y ment of tuition and related educational expenses for the next year of post-secondary education for the Participant or his or her spouse, child or other dependent; or

               (4) payments necessary to prevent the eviction of the P a r ticipant from his or her principal residence or foreclosure of the mortgage on the Participant's principal residence.





          (D) A distribution will be deemed to be necessary to satisfy the immediate and heavy financial need of the Participant only if the Administrator determines that each of the following requirements is satisfied.

               (1) The distribution is not in excess of the sum of the amount of the immediate and heavy financial need of the Participant plus, if elected by the Participant, the amount
          o f    federal  taxes  required  to  be  withheld  from  the
          distribution.

               (2) The Participant has received all withdrawals and has taken all nontaxable loans available under all qualified plans maintained by any Affiliated Organization.

               (3) All Before-Tax Savings Contributions and After-Tax Savings Contributions under this Plan and all elective deferrals and after-tax employee contributions under all other plan maintained by any Affiliated Organization by or on behalf of the Participant will be suspended for a period of at least twelve months following the date of the distribution.

               (4) For the Participant's taxable year following the t a x a ble year during which he or she received the distribution, the amount of Before-Tax Savings Contributions and elective contributions under all other qualified plans maintained by any Affiliated Organization that may be made on the Participant's behalf under Code Section 402(g) and
          Section 9.1 of the Plan will be reduced by the sum of Before-Tax Savings Contributions and such other elective contributions made on the Participant's behalf for the t a x a ble year during which he or she received the distribution.

          (E) The Administrator's determination of the existence of a Participant's financial hardship and the amount that may be withdrawn to satisfy the need created by such hardship will be made in accordance with Treasury Regulations and will be final and binding on the Participant. Such withdrawal distribution will be made as soon as administratively practicable following the Administrator's determination that a financial hardship exists and will be based on the amount of the Participant's Before-Tax Contribution Account balance on the date of the distribution. The Administrator will not be obligated to supervise or otherwise verify that amounts withdrawn are applied in the manner specified in the Participant's withdrawal application.

     6.4 Rules for Withdrawals. (A) No Participant may make more than two withdrawals during any Plan Year under this article; provided that this rule will not limit hardship withdrawals under
     Section 6.3.





          (B)  A  withdrawal  other  than  a hardship withdrawal under
     Section 6.3 may not be made in an amount less than the lesser of Two Hundred Dollars or the balance of the Account from which the withdrawal is made.

          (C)  A  withdrawal  distribution  will be made only upon the
     Participant's   application  in  the  manner  prescribed  by  the
     Administrator.

          (D) Withdrawals will be made on a substantially pro rata basis among the investment funds in which the Accounts or subaccounts from which the withdrawal is made are invested.

          (E) The provisions of Section 8.8 will apply to any withdrawal distribution that constitutes an eligible rollover distribution within the meaning of Code Section 402(c).

          (F) No Participant who has outstanding any loan from the Plan will be entitled to make any withdrawal, other than a hardship withdrawal under Section 6.3, to the extent that the outstanding balance of the loans would exceed fifty percent (50%) of the Participant's vested Account balance immediately after the withdrawal.

     6.5 No Withdrawals from Matching Contribution or Profit Sharing Accounts. In no case may a Participant make a withdrawal from the Matching Contribution Account or Profit Sharing Account while employed with an Affiliated Organization.

     6.6 Plan Loans. (A) Each Participant and Beneficiary who is employed by an Affiliated Organization or is otherwise a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974 is entitled to borrow funds from the Trust, by loan application to the Administrator in the manner prescribed by Plan Rule, subject, however, to the succeeding provisions of this section.

               (1) The amount of the loan may not cause the aggregate amount of outstanding loans to the borrower to exceed the lesser of:

                    (a) $50,000, reduced by the excess of (i) the borrower's highest outstanding loan balance during the 12-month period ending on the date of the loan over
               (ii) the loan balance outstanding immediately prior to the loan; and

                    (b) 50% of the borrower's vested interest in the Accounts under the Plan on the date of the loan, determined, in the case of a Participant who is actively employed with a Participating Employer, as if the Participant had terminated employment on such date.





               (2) No individual loan will be made in an amount less than $500.

               (3) No more than two loans may be made to any borrower during any Plan Year.

               (4) No borrower may have outstanding at any time more than one loan with a maturity date more than five years from the date of the loan or more than one loan with a maturity date five years or less from the date of the loan.

               (5) No loan will be made from any portion of the b o r r ower's Account that consists of Profit Sharing Contributions or Matching Contributions made, or deemed to be made, in the form of Ecolab Inc. common stock.

               (6) No loan will be made to any person who fails to satisfy uniform, commercially reasonable standards, related solely to ability to repay, established by Plan Rules.

               (7)  No  loan  will  be  made to a Beneficiary, and the
          Administrator will not commence processing a Beneficiary's loan application, prior to the Administrator's determination of the identity of and amount distributable to such Beneficiary.

          (B)  Subject  to the restriction of clause (5) of Subsection
     (A), a loan will be charged against the borrower's Accounts in the following order: Before-Tax Savings Contribution Account; Rollover Account; Matching Contribution Account; Profit Sharing Account; and After-Tax Savings Contribution Account. No loan will be charged against any Account until the funds available for loans in any prior Account in such order have been exhausted. The loan proceeds will be obtained on a substantially pro rata basis from the investment fund or funds in which the Account or Accounts from which the loan is to be made are invested, disregarding any amounts described in clause (5) of Subsection
     (A).

          (C) Each loan will bear interest on the unpaid principal balance at the rate charged for a loan for a similar term with similar security by the commercial lending institution designated by the Administrator from time to time as of the first banking day of the last month of the calendar quarter preceding the quarter in which the loan is made.

          (D)  T h e   borrower  must  execute  a  customary  form  of
     promissory note which:

               (1) Creates in the Trust a valid first lien against one-half of the borrower's entire right, title and interest in and to his or her Accounts in the Plan as of the date of the loan;





               (2) Provide for a maturity date not exceeding five years from the date of the loan or, if the Administrator determines at the time the loan is made that the proceeds of the loan are to be used to purchase a house, townhome, apartment, condominium or mobile home used, or intended to be used within a reasonable time after the loan is made, as the borrower's principal residence, not exceeding ten years from the date of the loan;

               (3) Provide for payments of principal and interest in equal installments of such frequency, not less frequently than quarterly, in such minimum amounts and for such maximum period as the Plan Rules prescribe;

               (4) Provide that upon default in payment or otherwise, and upon the borrower's death, the unpaid indebtedness will be accelerated and satisfied from any distribution then due and from the vested balance of the borrower's Accounts that c o u l d then be distributed to the borrower or any Beneficiary, and that the date on which repayment of any remaining part of such unpaid indebtedness is due will be extended, and interest will continue to accrue, to such date as the borrower or Beneficiary will be due to receive a distribution from the Plan.

          (E)  In  addition  to  the documents described in Subsection
     (D), each Participant who is employed by a Participating Employer must authorize the Participating Employer to deduct from the Participant's pay the amount of payments due under the terms of any such loan, and each borrower must provide such documents as may from time to time be required by Plan Rules.

          (F) The borrower will receive a clear statement of the c h arges involved in the proposed loan transaction, which statement will include the dollar amount of the loan, the annual rate of the finance charge and the aggregate amount of the finance charge to the date of maturity.

          (G) Each loan will be a loan by the Trust Fund, but for trust accounting purposes the loan will be deemed made from the borrower's own Accounts, and the note executed by the borrower will be deemed to be an asset of such Accounts. Upon making a loan, the borrower's Account or Accounts and the investment fund or funds from which the loan is made will be reduced by an amount equal to the principal balance of the loan, and a Loan Account will be established for the borrower with an initial balance equal to the principal amount of such loan. All such Loan
     Accounts will be excluded for purposes of determining and allocating the net earnings (or losses) of the Trust pursuant to
     Section 4.2. A borrower's repayments of principal and payments of interest will be credited to the Accounts from which the loan proceeds were obtained in reverse of the order in which the loan amount was taken from such Accounts until the amount borrowed from each such Account has been fully replaced by principal





     repayments. Upon the Trustee's receipt of a loan payment, the Loan Account of the borrower will be reduced by the amount of the p r i n cipal payment credited to such borrower's Accounts. Repayments of loan principal and payments of interest will be invested among the investment funds in accordance with the borrower's most recent investment directions with respect to new contributions under the Plan, but if no contributions are currently being made to the borrower's Accounts and the borrower does not file a new investment direction, such repayments will be invested in the Fund specified by Plan Rules.

          (H) The Administrator will establish a means pursuant to which a borrower may make loan repayments by payroll deduction or other periodic payments. The outstanding balance of any loan, including any accrued interest, may be repaid in whole or in part at any time prior to the maturity date without penalty.

          (I) If at any time a Participant who has not become entitled to a distribution of his or her Accounts would otherwise default in payment, the Participant will be deemed to have made a withdrawal from the After-Tax Savings Contribution Account in an amount equal to the lesser of the balance of such Account or the amount of the loan payment then due and to have applied such withdrawal toward repayment of the loan. The amount deemed withdrawn will be charged against the Participant's After-Tax Savings Contribution Account and will be credited as a loan repayment in the manner specified in Subsection (G).

          (J) To the extent that any distribution to, or withdrawal by, the Participant, other than a hardship withdrawal under
     Section 6.3, would reduce the Participant's Account balance to less than twice the amount of the loans to the Participant then outstanding, such distribution or withdrawal will be applied to repay the loans.

          (K) Any fee imposed by the Trustee or another third party for initiating or maintaining a Participant's loan will be charged against the Participant's accounts as a special expense of administration.

          (L) By borrowing from the Trust, the Participant waives any right he or she may have to require the Trustee to produce an original copy of any document related to the loan, including the Participant's note, and agrees that the Trustee may enforce the Participant's obligation by producing a copy of any such document produced by microfilm, digital storage or similar method.

          (M) Plan Rules may specify such other terms and conditions as may be necessary or desirable for the administration of loans under this section.





                                ARTICLE VII
                          Vesting and Forfeitures

     7.1 Vesting. (A) Each Participant will always have a fully vested, nonforfeitable interest in his or her Before-Tax Savings Contribution Account, After-Tax Savings Contribution Account, Rollover Account and Profit Sharing Account.

          (B) A Participant will acquire a fully vested nonforfeitable interest in the Matching Contribution Account upon attaining his or her Normal Retirement Date while employed with an Affiliated Organization.

          (C) A Participant will acquire a fully vested, nonforfeitable interest in his or her Matching Contribution Account if he or she dies or becomes Disabled while employed with an Affiliated Organization.

          (D) A Participant whose employment terminates prior to his or her Normal Retirement Date other than by reason of death or becoming Disabled will acquire a vested, nonforfeitable interest in his or her Matching Contribution Account to the extent set forth in the following schedule.

                                               Years   of   Continuous
     Service                                         Vested Percentage

                         Less than two years                 0%
                 two years but less than three years        25%
                three years but less than four years       50%
                 four years but less than five years        75%
                         five or more years               100%


     7.2 Forfeiture Upon Distribution. (A) I f the entire vested balance of a Participant's Accounts is distributed not later than the last day of the second Plan Year following the Plan Year during which his or her employment with the Participating Employer and other Affiliated Organizations terminates, and if the amount of such distribution was not more than $3,500.00 or the distribution was made with the Participant's consent, the nonvested portion of the Participant's Matching Contribution Account will, at the time of such distribution, be forfeited. A Participant who has no vested interest in any Account at termination of employment will be deemed to have received distribution of the entire vested balance in such Accounts upon such termination.

          (B)  If such Participant (i) received a distribution of less than the entire balance of his or her Accounts, (ii) resumes employment with a Participating Employer as a Qualified Employee, and (iii) repays to the Trustee in a single lump sum the full amount distributed (excluding the portion attributable to the
     After-Tax   Savings  Contribution  Account  balance)  before  the





     earlier of (a) five years following the date of reemployment with the Participating Employer as a Qualified Employee or (b) the date on which he or she incurs five consecutive One-Year Breaks in Service following the distribution, then, the Participating Employer will restore the amount forfeited to the Participant's Matching Contribution Account, unadjusted for any change in value occurring after the Valuation Date as of which the amount of the distribution was determined. Such restoration will be made from forfeitures that arise for the Plan Year for which such restoration is to be made. To the extent such forfeitures are insufficient for such purpose, the Participating Employer will contribute the amount required to restore such Accounts.

     7.3 Other Forfeitures. (A) Except as provided in Section 7.2, the nonvested portions of a Participant's Matching Contribution Account will continue to be held in a separate subaccount of such Account until the Participant incurs five consecutive One-Year Breaks in Service, at which time such portion of the Account will be forfeited. If the Participant resumes employment with an Affiliated Organization prior to incurring five consecutive One-Year Breaks in Service, such subaccount will be disregarded and its balance will be included in the Participant's Matching
     Contribution  Account  balance.    During  the  period  that such
     suspense account is in existence, it will be invested in accordance with Plan Rules.

          (B) A Participant's vested interest in each subaccount created under Subsection (A) at any given time will not be less than the amount "X" determined by the formula: X = P(AB + (R x
     D)) - (R x D), where P is the Participant's vested percentage at the time of determination; AB is the subaccount balance at the time of determination; D is the amount of the distribution; and R i s the ratio of the subaccount balance at the time of determination, to the subaccount balance immediately following the distribution. For purposes of determining a Participant's vested interest in the portion of the Matching Contribution Account that has been restored as provided in Subsection (A), the foregoing formula will be applied, with the term "Matching Contribution Account balance" being substituted for "subaccount balance" wherever the latter term is used.

     7.4  Reallocation  of  Forfeitures.    All  forfeitures occurring
     under this article in a Plan Year will be allocated as of the last day of such Plan Year as follows:

               (1) Such forfeitures will first be applied to restore the accounts of Participants as provided in Section 7.2(B); and

               (2)  Any remaining forfeitures will be allocated to the
          M a t ching Contribution Accounts of those Participants eligible to receive a Matching Contribution for such Plan
          Year.    Such allocation will be made in the same manner and
          among the same Participants as the Matching Contribution for





          such Plan Year is allocated, or would have been allocated if made, and will reduce the Matching Contribution for such Plan Year.





                                ARTICLE VIII
                      Distributions After Termination

     8.1 Time of Distribution. (A) Following a Participant's termination of employment or earlier attainment of age 70-1/2, the Administrator will direct the Trustee to distribute to the Participant or, if the Participant has died, to the Beneficiary, the value of the Participant's vested interest in the Accounts. The amount of such distribution will be equal to the aggregate balance of the Participant's vested interest in his or her Accounts on the date of the distribution. Subject to the remaining subsections of this section, distribution will be made in accordance with the following provisions.

               (1) If the aggregate balance of the Participant's vested interest in his or her Accounts at the time of the distribution is not more than $3500, distribution will be made not later than the end of the month in which occurs the first anniversary of the termination of the Participant's employment. This clause will not apply, however, if the Participant's vested account balance exceeded $3500 at the time of any previous distribution to the Participant.

               (2) Except as provided in clause (1), distribution to t h e P a rticipant will be made on or as soon as administratively practicable following such date as the Participant directs in accordance with the distribution procedures specified by Plan Rules, which date will be no later than the date specified under Subsection (B).

               (3) Any distribution to the Participant's Beneficiary will be made not later than five years after the date of the Participant's death; provided, that, if the Participant's surviving spouse is the Beneficiary, the Participant and such spouse were married throughout the one-year period ending at the Participant's death, and the value of the Participant's Account exceeds $3500, such spouse may elect, by a signed, written notice delivered to the Administrator prior to distribution, to defer the distribution to a specified date not later than the date the Participant would have attained age 70-1/2. If the Participant's surviving spouse dies prior to distribution of benefits to such spouse, distribution will be made as soon as practicable after such spouse's death.

          (B)  (1)  Except   as   provided   in   clause   (2),   each
          Participant's Account balance will be distributed not later than the earlier of -

                    (a) the sixtieth day following the close of the Plan Year during which there occurs the latest of -

                         (i)  the   date  the  Participant  terminates
                    employment;





                         (ii) t h e  Participant's  Normal  Retirement
                    Date; and

                         (iii)     t h e   tenth  anniversary  of  the
                    Participant's commencement of participation in the Plan; and

                    (b) April 1 of the calendar year following the calendar year during which the Participant attains age 70-1/2.

               (2) A Participant whose Account is not distributable under clause (1) of Subsection (A) may, by written notice to the Administrator, defer distribution to a date not later than the date specified in item (1)(b). The notice must be delivered to the Administrator not later than 30 days prior to the date specified in item (1)(a) and must specify the date on which and the form in which, distribution is to be made.

     8.2 Form of Distribution. (A) Distribution of a Participant's Account will be made in a single lump sum if such distribution is made following termination of the Participant's employment and either

               (1) The total vested balance of the Participant's Account does not, at the time of distribution, exceed $3500; or

               (2) The distribution is made to a Beneficiary who was not the Participant's spouse throughout the one-year period ending at the Participant's death.

          (B) Notwithstanding any contrary provision of this article, distribution to a Participant will commence no later than April 1 of the calendar year following the year in which the Participant attains age seventy and one-half, whether or not the Participant has then terminated employment.

               (1) Prior to termination of employment, such distribution will be made in substantially equal annual installments in amounts which, as of the date distribution commences, would reasonably be expected to result in the Participant's Account balance, as of that date and as increased by subsequent contributions and Fund earnings, being distributed in accordance with the provisions of Subsection (D). Any Rollover Account to which any amount has been transferred under Section 3.6 from a plan required to provide annuity distributions, however, will be applied to purchase a commercial annuity contract that conforms to the requirements of subsection (E) unless the Participant m a k e s an election under subsection (C) to receive installment distributions and the Participant's spouse consents to such election.





               (2) Any amount remaining in the Participant's Accounts on the date employment terminates will be distributed in accordance with the provisions of this Article applied without regard to this subsection, but subject to Subsection
          (G).

          (C) A distribution not subject to subsection (A) or (B) will be made in a lump sum unless the Participant (or the Beneficiary who is the Participant's surviving spouse) elects to receive distribution in the form of installments or a commercial annuity contract. An election by the Participant must be made within the 90-day period ending on the date of distribution.

          (D) Installment distributions elected by the Participant or a Participant's surviving spouse will be made in accordance with the following rules.

               (1) Distribution in the form of installments will be made over the Participant's life or over a period that does not exceed the life expectancy of the Participant or, if the Participant's Beneficiary is the Participant's spouse, over the lives of the Participant and such spouse or over a period that does not exceed the joint and survivor life expectancy of the Participant and such spouse, with life expectancies being determined as of the date distribution commences.

               (2) I n stallment distributions to a Participant's surviving spouse will be made in substantially equal payments over a period not exceeding such spouse's life e x p ectancy determined as of the date of the first installment. Any amounts remaining unpaid at the spouse's death will be paid in a cash lump sum as soon as practicable after the Administrator receives notice of such spouse's death.

               (3) Installment distributions must be at least $875.00 per quarter.

               (4) A Participant or Beneficiary who is receiving installment payments from the Trust may at any time request distribution of all or any portion of the undistributed vested Account balance.

               (5) If the Participant dies after distribution has commenced but before his or her entire interest has been distributed, distribution of the remaining interest will be made to the Beneficiary in a cash lump sum as soon as practicable after the Participant's death or, if the Participant's spouse is the Beneficiary, by continuation of t h e installment payments over the remainder of the installment period, with any payments remaining unpaid at such spouse's death being made in a cash lump sum as soon as practicable after such spouse's death.





               (6) Life expectancies will be determined by using the expected return multiples set forth in Treasury Regulation 72-9.

          (E) (1) Each annuity contract purchased for a Participant will provide for payment in the form of a joint and fifty percent survivor benefit with the Participant's spouse as joint annuitant if the Participant is married as of the first day of the period for which the first annuity payment is made or in the form of a single life annuity if the Participant is not then married, commencing at such time (on or prior to the April 1 following the date on which the Participant attains age 70-1/2) as the Participant elects.

               (2) The annuity contract will provide that a married Participant may, with the consent of his or her spouse, elect to receive a single life annuity within the ninety day period ending on the first day of the period for which an annuity benefit is payable.

               (3) E a c h annuity contract purchased for a Participant's surviving spouse will provide for payment of a single life annuity for such spouse, commencing at such date as the spouse elects, but not later than the date the Participant would have attained age 70-1/2.

               (4) No such contract will be subject to transfer or to exchange for another annuity contract that does not conform to the requirements of this subsection.

               (5) No such contract will be subject to surrender or encumbrance without the consent of the Participant's spouse
          -

                    (a) b e fore commencement of payments to the Participant under such contract at any time while the Participant is married, or

                    (b) a t a ny time during the life of the Participant's spouse after payments to the Participant have commenced in the form of a joint and survivor annuity with the Participant's spouse as the contingent survivor annuitant.

          (F)  If  distribution  of the Participant's Accounts is made
     in   a  lump  sum,  to  the  extent  that  one  or  more  of  the
     Participant's Accounts is invested in the Ecolab Stock Fund on the Valuation Date as of which the distribution is determined, distribution of such Account will be made in shares of Ecolab
     I n c. common stock or cash, whichever the Participant or Beneficiary, as the case may be, elects; provided, first, that only a whole number of shares may be distributed in kind and the balance of any distribution will be paid in cash; and second,





     that, if the Participant or Beneficiary fails to elect, any distribution will be made in cash.

          (G) Notwithstanding any contrary provision of the Plan, d i s t ributions will be made in accordance with Treasury Regulations under Code section 401(a)(9), including Treasury Regulation section 1.401(a)(9)-2, and any provisions of the Plan reflecting Code section 401(a)(9) take precedence over any distribution options that are inconsistent with Code section 401(a)(9).

     8.3 Beneficiary Designation. (A) (1) Each Participant may designate, upon forms furnished by the Administrator, one or more persons to be primary Beneficiaries or alternative Beneficiaries for all or a specified fractional part of his or her aggregate Accounts and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless executed by the Participant and received by the Administrator during the Participant's lifetime. Except as provided in Subsection (B), no such change or revocation will require the consent of any person.

               (2)  If a Participant

                    (a)  fails to designate a Beneficiary, or

                    (b) revokes a Beneficiary designation without naming another Beneficiary, or

                    (c)  designates   as  Beneficiaries  one  or  more
               persons none of whom survives the Participant,

          for all or any portion of the Participant's Accounts, such Accounts or portion will be distributed to the first class of the following classes of automatic Beneficiaries that includes a member surviving the Participant:

                    Participant's spouse;
                    Participant's issue, per stirpes and not per capita;
                    Representative of Participant's estate.

               (3) W h en used in this section and, unless the designation otherwise specifies, when used in a Beneficiary
          designation:    the term "per stirpes" means in equal shares
          among living children and the issue (taken collectively) of each deceased child, with such issue taking by right of r e p resentation; "children" means issue of the first generation; and "issue" means all persons who are descended from the person referred to, either by legitimate birth or legal adoption. The automatic Beneficiaries specified above a n d, unless the designation otherwise specifies, the Beneficiaries designated by the Participant, will become f i xed as of the Participant's death so that, if a





          Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary, any remaining payments will be made to the representative of such Beneficiary's estate. Any designation of a Beneficiary by name that is accompanied by a description of relationship to the Participant will be given effect without regard to whether the relationship to the Participant exists either at the time the designation is made or at the Participant's death. Any designation of a Beneficiary only by statement of relationship to the Participant will be effective only to d e s i g nate the person or persons standing in such relationship to the Participant at the Participant's death. Unless the designation otherwise provides, if two or more beneficiaries are designated and not all of them survive the Participant, the portion to which a deceased beneficiary would have been entitled will be divided among the surviving beneficiaries in proportion to the share each was designated to receive. If the designation does not otherwise provide, each beneficiary will be entitled to an equal share.

          (B) Notwithstanding Subsection (A), if the Participant and his or her spouse have been married throughout the one-year period ending on the date of the Participant's death, no designation of a Beneficiary other than the Participant's spouse will be effective unless such spouse consents to the designation. Any such consent will be effective only with respect to the Beneficiary or class of Beneficiaries so designated and only with respect to the spouse who so consented.

     8.4 Assignment, Alienation of Benefits. (A) Except as required under a qualified domestic relations order or by the terms of any loan from the Trust, no benefit under the Plan may in any manner be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or charged, and any attempt to do so will be void; and no such benefit will in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.

          (B)  T o   the  extent  provided  in  a  qualified  domestic
     r e lations order, distribution of benefits assigned to an alternate payee by such order may be distributed to the alternate payee prior to the Participant's earliest retirement age. The terms "qualified domestic relations order," "alternate payee" and "earliest retirement age" have the meanings given in Code section 414(p).

     8.5 Payment in Event of Incapacity. If any person entitled to receive any payment under the Plan is physically, mentally, or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for such person, the Administrator in his discretion may (but will not be required to) cause any sum otherwise payable to such person to be paid to any one or more as may be chosen by the Administrator from the following: the Beneficiaries, if any, designated by such





     person, the institution maintaining such person, a custodian for such person under the Uniform Transfers to Minors Act of any state or such person's spouse, children, parents or other relatives by blood or marriage. Any payment so made will be a complete discharge of all liability under the Plan with respect to any such payment.

     8.6 Payment Satisfies Claims. Any payment to or for the benefit of any Participant, legal representative or Beneficiary in accordance with the provisions of the Plan will, to the extent of such payment, be in full satisfaction of all claims against the Trustee, the Administrator and the Participating Employer, any of whom may require the payee to execute a receipted release as a condition precedent to such payment.

     8.7 Disposition if Distributee Cannot be Located. If the Administrator is unable to locate a Participant or Beneficiary to whom a distribution is due, the Participant's Accounts will continue to be held in the Fund until such time as the Administrator has located the Participant or Beneficiary or the Participant or Beneficiary makes a proper claim for the benefit, as the case may be. If the Administrator is unable to locate any person entitled to receive any distribution under this Plan at t h e time distribution to such person is required, the Administrator may open an interest bearing, federally insured account in the name of such person at a bank or savings association and, notwithstanding any installment distribution election previously made by such person, direct the Trustee to deposit the full amount of the benefits payable to such person in such account.

     8.8 Direct Rollovers and Transfers. (A) To the extent a distribution on or after December 31, 1992, is an eligible rollover distribution, within the meaning of Code section 402(c), to a Participant, the spouse of a deceased Participant or a s p o u s e alternate payee under Code section 414(p), the Administrator will, if so instructed by the distributee in accordance with Plan Rules, direct the Trustee to make the distribution to an eligible retirement account, within the meaning of Code section 402(c). The foregoing provision will not apply if the aggregate taxable distributions to be made to the distributee during the calendar year are less than $200 or, if less than the entire taxable amount of the distribution is to be distributed to the eligible retirement account, such amount is less than $500.

          (B) If a Participant ceases to be an Employee, the Administrator will, if so directed by the Participant, direct the Trustee to transfer the balance of the Participant's Accounts to the trustee of another plan qualified under section 401 of the Code in which the Participant is or may become a participant, if such other trustee is willing to accept such transfer.





                                 ARTICLE IX
                          Contribution Limitations

     9.1 Before-Tax Savings Contribution Dollar Limitation. The aggregate amount of Before-Tax Savings Contributions and other
     "elective deferrals" (within the meaning of the Code section 402(g)(3)) under any other qualified plan maintained by any Affiliated Organization with respect to a Participant for any t a x a b le year of the Participant may not exceed $7000 (automatically adjusted for increases in the cost of living in accordance with Treasury Regulations). The limitation for any Participant who received a hardship distribution under Article VI will, for the year following the year in which such distribution was made, be reduced as provided in Section 6.3(C)(4). If the foregoing limitation is exceeded for any taxable year of the Participant, the amount of Before-Tax Savings Contributions in excess of such limitation, increased by Fund earnings or decreased by Fund losses attributable to the excess, will be returned to the Participant. Such distribution may be made at any time after the excess contributions are received, but not later than April 15 of the taxable year following the taxable year to which such limitation relates. The amount returned to a Participant who has made elective deferrals for the calendar year other than pursuant to Section 3.1 will, to the extent of such other elective deferrals, be determined in accordance with written allocation instructions received by the Administrator from the Participant not later than March 1 of the taxable year following the taxable year with respect to which the Before-Tax Savings Contributions were made. The amount of Fund earnings or losses attributable to Before-Tax Savings Contributions returned to a Participant pursuant to this Section will be determined in the manner specified in Section 9.5.

     9.2  Actual Deferral Percentage Limitations. (A)  Notwithstanding
     Section 3.1, to the extent deemed necessary by the Administrator in order to comply with the requirements of Code section 401(k)(3), as set forth in Subsection (B), the Administrator may, in his or her discretion exercised uniformly among Participants similarly situated, prospectively decrease the rate at which a Participant's Eligible Earnings will be reduced.

          (B) (1) The requirements of Code section 401(k)(3) will be satisfied for any Plan Year if, for that Plan Year, the Plan satisfies the requirements of Code section 410(b)(1) with respect to "eligible Employees" and either of the following tests.

                    (a) The "actual deferral percentage" for eligible Employees who are Highly Compensated Employees is not more than the product of the actual deferral percentage for all other eligible Employees, multiplied by one and one-quarter.

                    (b) The excess of the actual deferral percentage for eligible Employees who are Highly Compensated





               Employees  over  the actual deferral percentage for all
               o t h er eligible Employees is not more than two percentage points and the actual deferral percentage for such Highly Compensated Employees is not more than the product of the actual deferral percentage of all other eligible Employees, multiplied by two.

               (2)  For purposes of this subsection,

                    (a) "eligible Employee" means a Qualified Employee who is eligible to have Before-Tax Savings Contributions made on his or her behalf for the Plan Year in question or would be so eligible but for a suspension imposed under Section 6.3(D)(3); and

                    (b) "actual deferral percentage," with respect to e i ther of the two groups of eligible Employees referenced above, is the average of the ratios, calculated separately for each eligible Employee in the particular group of the amount of Before-Tax Savings Contributions on the eligible Employee's behalf for that Plan Year, to the employee's Testing Wages for the portion of the Plan Year during which he or she was an eligible Employee. In computing the actual deferral percentage, the following rules will apply.

                         (i) If aggregation of Testing Wages and Before-Tax Savings Contributions is required under
                    Section 12.20(C) and 12.38(C), the actual deferral percentage of the Highly Compensated Employee to whom the aggregate amounts are attributed is the actual deferral percentage determined for the group of all eligible family members, treating such group as a single eligible Employee.

                         (ii) If  any eligible Employee is required to
                    be aggregated with more than one family group under Section 12.20(C), all the groups with which such Employee is aggregated will be treated as a single family group.

                         (iii) A n y B e f ore-Tax Savings Contributions made on behalf of an eligible Employee who is not a Highly Compensated Employee that are in excess of the limitation of Section
                    9.1 or that are distributed to the Employee pursuant to Section 9.6(C) or 9.7(D) will be excluded.

                         (iv) Except as otherwise provided in Treasury
                    Regulations, Before-Tax Contributions taken into account pursuant to Section 9.3(C)(3) in determining the actual contribution percentage under Section 9.3(B)(2) will be excluded.





                         (v) Elective contributions under any other plan that is aggregated with this Plan to satisfy the requirements of Code section 410(b) will be taken into account.

                         (vi) To   the  extent  provided  in  Treasury
                    Regulations, elective contributions made under any
                    o t h er cash or deferred arrangement of the P a rticipating Employer or another Affiliated Organization on behalf of any eligible Employee who is a Highly Compensated Employee will be taken into account.

                         (vii) To the extent determined by the Administrator and permitted under Treasury Regulations, qualified nonelective contributions w i l l be treated as Before-Tax Savings Contributions.

          (C)  If,  for  any Plan Year, the requirements of Subsection
     (B) are not satisfied, the Administrator will determine the amount by which Before-Tax Savings Contributions made on behalf of each Highly Compensated Employee for the Plan Year exceeds the permissible amount as determined under Subsection (B). The determination will be made by successively decreasing the rate of Eligible Earnings reductions for Highly Compensated Employees who, during the Plan Year, had the greatest percentage of Eligible Earnings reductions made on their behalf, to the next lower percentage, then again decreasing the percentage of such H i ghly Compensated Employees Eligible Earnings reductions, together with the percentage of Eligible Earnings reductions of such Highly Compensated Employees who were already at such lower percentage, to the next lower percentage, and continuing such procedure for as many percentage decreases as the Administrator d e ems necessary. The Administrator may, in his or her discretion, make such reductions in any amount, in lieu of one percent increments.

          (D) At such time as the Administrator specifies on or following the last day of the Plan Year for which such determination is made, within two and one-half months if practicable, but in no case later than the last day of the following Plan Year, the excess will be corrected by taking any one or more of the following steps.

               (1)  The    amount   of   excess   Before-Tax   Savings
          Contributions so determined, increased by Fund earnings or decreased by Fund losses attributable to such excess as determined under Section 9.5, will be returned to each such
          Highly  Compensated  Employee.    The  amount to be returned
          pursuant  to the foregoing sentence with respect to any Plan
          Year will be reduced by the portion of the amount, if any, distributed pursuant to Section 9.1 that is attributable to Before-Tax Savings Contributions that relate to such Plan





          Y e ar, determined by assuming that Before-Tax Savings Contributions in excess of the limitation described in
          Section 9.1 for a given taxable year are the first contributions made for a Plan Year falling within such taxable year.

               (2) All or any portion of the Matching Contribution for the Plan Year with respect to which the determination is made will be redesignated as Before-Tax Savings Contributions (and, except as provided in Section 6.3(B), will have all of the characteristics of Before-Tax Savings Contributions) for all, or any similarly situated group of, eligible Employees.

               (3) The Participating Employer will make an additional contribution for the Plan Year pursuant to Section 3.7.

          (E) Any excess amount determined under Subsection (C) for a Highly Compensated Employee whose actual deferral percentage is determined under item (i) of Subsection (B)(2)(b) will be allocated among all persons whose contributions are aggregated to determine such percentage in proportion to the amount of Before-Tax Savings Contributions made on behalf of each with respect to the Plan Year.

     9.3 A c tual Contribution Percentage Limitations. (A) Notwithstanding Sections 3.2 and 3.4,, for any Plan Year, the Aggregate After-Tax Savings Contributions and Matching Contributions may be made on behalf of Participants who are Highly Compensated Employees with respect to that Plan Year only to the extent that either of the following tests is satisfied.

               (1) The "actual contribution percentage" for eligible Employees who are Highly Compensated Employees is not more than the product of the actual contribution percentage for all other "eligible Employees," multiplied by one and one-quarter.

               (2) The excess of the actual contribution percentage for eligible Employees who are Highly Compensated Employees over the actual contribution percentage for all other eligible Employees is not more than two percentage points a n d t he actual contribution percentage for Highly Compensated Employees is not more than the product of the actual contribution percentage for all other eligible Employees, multiplied by two.

          (B)  For purposes of this section,

               (1) "eligible Employee" means a Qualified Employee who is eligible to make After-Tax Savings Contributions or to have Matching Contributions made on his or her behalf for the Plan Year in question or would have been so eligible if





          h e    o r  she  had  elected  to  make  Before-Tax  Savings
          Contributions for such Plan Year, and

               (2) the "actual contribution percentage" with respect to either of the two groups of eligible Employees referenced above, is the average of the ratios, calculated separately for each eligible Employee in the particular group of the aggregate amount of After-Tax Savings Contributions and Matching Contributions made on behalf of the Employee, to the Employee's Testing Wages for the portion of the Plan Year during which he or she was an eligible Employee. In computing the "actual contribution percentage" the following rules will apply.

                    (a) If aggregation of Testing Wages, After-Tax Savings Contributions and Matching Contributions is required under Section 12.20(C) and 12.38(C), the actual contribution percentage of the Highly Compensated Employee to whom the aggregate amounts are a t tributed is the actual contribution percentage determined for the group of all eligible family members, treating such group as a single eligible Employee.

                    (b) If any eligible Employee is required to be aggregated with more than one family group under
               Section 12.20(C), all the groups with which such Employee is aggregated will be treated as a single family group.

                    (c) Matching contributions (within the meaning of Code section 401(m)(4)(A)) and after-tax contributions made under any other plan that is aggregated with this Plan to satisfy the requirements of Code section 410(b) will be taken into account.

                    (d) To the extent required by Treasury Regulations, matching contributions (within the meaning
               o f Code section 401(m)(4)(A)) and after-tax contributions made under any other qualified plan of any Affiliated Organization on behalf of or by any eligible Employee who is a Highly Compensated Employee will be taken into account.

                    (e) Except as otherwise provided in Treasury Regulations, Matching Contributions taken into account pursuant to Section 9.2(C)(2) in determining the actual deferral percentage under Section 9.2(B)(2)(b) will be excluded.

                    (f)  Matching Contributions taken into account for
               purposes   of  the  minimum  contribution  required  by
               Section 14.3(A) will be excluded.





                    (g) To the extent determined by the Administrator a n d permitted by Treasury Regulations, qualified nonelective contributions will be treated as After-Tax Savings Contributions.

          (C)  If,  for  any Plan Year, the requirements of Subsection
     (A) are not satisfied, the Administrator will determine the amount by which Aggregate After-Tax Contributions and Matching Contributions made on behalf of each Highly Compensated Employee for the Plan Year exceeds the permissible amount as determined under Subsection (A), such determination being made in accordance with the procedure described in Section 9.2(C) with respect to r e d uctions of Eligible Earnings. At such time as the Administrator specifies on or following the last day of the Plan Year for which such determination is made, within two and one-half months if practicable, but in no case later than the last day of the following Plan Year, the excess will be corrected by taking any one or more of the following steps.

               (1) T h e amount of excess After-Tax Savings Contributions and Matching Contributions so determined with respect to each Highly Compensated Employee and family member, increased by Fund earnings or decreased by Fund losses attributable to such excess, will be distributed to such person; provided, however, that to the extent the excess Matching Contributions would not be fully vested if retained in the Plan, such excess will be forfeited rather than distributed, and any such forfeitures will be applied as provided in Section 3.4(C). The amount of distributable Fund earnings or losses will be determined in the manner specified in Section 9.5. Any excess amount to be distributed will be taken in the following order.

                    (a)  Unmatched After-Tax Savings Contributions.

                    (b) Matched After-Tax Savings Contributions and the Matching Contributions attributable to them.

                    (c)  Matching    Contributions   attributable   to
               Before-Tax Savings Contributions.

               (2) The Participating Employer will make an additional Matching Contribution for the Plan Year pursuant to Section 3.7.

               (3) A l l or any portion of Before-Tax Savings Contributions for the Plan Year for which the determination is made will, in accordance with Treasury Regulations, be taken into account in determining the actual contribution percentage as if they were Matching Contributions.

          (D) Any excess amount determined under Subsection (C) for a Highly Compensated Employee whose actual contribution percentage is determined under item (a) of Subsection (B)(2) will be





     allocated among all persons whose contributions are aggregated to determine such percentage in proportion to the amount of Matching Contributions made on behalf of each with respect to the Plan Year.

     9.4 Multiple Use Limitation. (A) This section applies for any Plan Year for which the aggregate limit of the actual deferral percentage test under Section 9.2 and the actual contribution percentage test under Section 9.3 is exceeded. For purposes of this subsection, the aggregate limit is the greater of:

               (1)  The sum of:

                    (a)  the   product   of   one   and   one-quarter,
               multiplied by the greater of:

                         (i) t h e actual deferral percentage, as determined under Section 9.2(B)(2)(b), for the Plan Year for eligible Employees who are not Highly Compensated Employees, or

                         (ii) the  actual  contribution percentage, as
                    determined under Section 9.3(B)(2), for the Plan Year for eligible Employees who are not Highly Compensated Employees;

                    plus

                    (b) the sum of two percentage points plus the lesser of the actual deferral percentage determined under item (i) of clause (a) above or the actual contribution percentage determined under item (ii) of clause (a) above, with such sum in no case exceeding twice the lesser of such actual deferral percentage or actual contribution percentage;

          or

               (2)  The sum of:

                    (a)  the   product   of   one   and   one-quarter,
               multiplied by the lesser of:

                         (i) t h e actual deferral percentage, as determined under Section 9.2(B)(2)(b), for the Plan Year for eligible Employees who are not Highly Compensated Employees, or

                         (ii) the  actual  contribution percentage, as
                    determined under Section 9.3(B)(2), for the Plan Year for eligible Employees who are not Highly Compensated Employees;

                    plus





                    (b) the sum of two percentage points plus the greater of the actual deferral percentage determined under item (i) of clause (a) above or the actual contribution percentage determined under item (ii) of clause (a) above, with such sum in no case exceeding twice the lesser of such actual deferral percentage or actual contribution percentage.

          (B) I f , for any Plan Year, the calculations under Subsection (A) require that this section be applied, the Administrator will determine the amount by which the aggregated After-Tax Savings Contributions and Matching Contributions made on behalf of each Highly Compensated Employee for the Plan Year causes the excess amount determined under Subsection (A), such determination being made in accordance with the provisions of
     Section 9.3(C). At such time as the Administrator specifies on or following the last day of the Plan Year for which such
     determination   is  made,  within  two  and  one-half  months  if
     practicable, but in no case later than the last day of the following Plan Year, the excess will be corrected by taking any one or more of the steps described in Sections 9.2(D) and 9.3(C).

     9.5 Earnings on Excess Contributions. (A) The amount of Fund earnings or losses with respect to the excess amount of contributions returned to a Highly Compensated Employee pursuant to the foregoing provisions of this article will be the sum of the earnings or losses attributable to such excess amount for the Plan Year with respect to which the determination is being made, as determined in accordance with Subsection (B), plus the earnings or losses attributable to such excess amount for the period between the end of that Plan Year and the date on which such excess contributions are distributed to the Participant as determined in accordance with Subsection (C).

          (B) The earnings or losses attributable to such excess amount for the Plan Year is the product of the total earnings or losses for the Participant's Account to which the excess contributions were credited for the Plan Year, multiplied by a fraction, the numerator of which is the excess amount of contributions made on the Participant's behalf to such Account for the Plan Year, and the denominator of which is the closing balance of such Account for the Plan Year, decreased by the amount of earnings credited to that Account, or increased by the amount of losses debited to that Account, for the Plan Year.

          (C) The earnings or losses attributable to such excess amount for the period between the end of the Plan Year for which the determination is being made and the date on which such excess contributions are distributed to the Participant will be the amount determined in a reasonable manner permitted under Treasury Regulations, including the product of ten percent of the earnings or losses attributable to such excess amount for the Plan Year, as determined in accordance with Subsection (B), multiplied by the number of calendar months during the period for which the





     determination is being made, with a distribution being made on or before the fifteenth day of a month being deemed to have been made on the last day of the preceding month and a distribution being made after the fifteenth day of a month being deemed to have been made on the first day of the following month.

     9.6 A g gregate Defined Contribution Limitations. (A) Notwithstanding any contrary provisions of this Plan, there will not be allocated to any Participant's Accounts for a Limitation Y e a r any amount that would cause the aggregate "annual additions," with respect to the Participant for the Limitation Year to exceed the lesser of:

               (1) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code section 415(b)(1)(A); and

               (2) 25% of the Participant's Section 415 Wages for the Limitation Year.

          (B) For purposes of Subsection (A), the "annual additions" with respect to a Participant for a Limitation Year are the sum of -

               (1) the aggregate amount of Before-Tax Savings, After-Tax Savings, Matching and Profit Sharing Contributions and forfeitures allocated to the Participant's Accounts under the Plan for the Limitation Year (including any Before-Tax Savings Contributions, After-Tax Savings Contributions and Matching Contributions that are distributed or forfeited pursuant to Section 9.2, 9.3 or 9.4, but excluding any Before-Tax Savings Contributions in excess of the limitation of Section 9.1 that are distributed to the Participant by the April 15 following the Plan Year to which such contributions relate) and employer contributions, employee contributions and forfeitures allocated to the Participant's accounts under any other qualified defined contribution plan maintained by any Affiliated Organization for the Limitation Year; plus

               (2) t h e amount, if any, attributable to post-retirement medical benefits that is allocated to a separate account for the Participant as a "key employee" (as defined in Section 14.3(C)), to the extent required under Code section 419A(d)(1).

          (C) (1) If the Administrator, in his or her discretion, determines that the limitation under Subsection (A) would otherwise be exceeded, to the extent necessary to prevent such excess from occurring, the amount of a Participant's After-Tax Savings Contributions and, if further reduction is r e quired, Eligible Earnings reductions and Before-Tax Savings Contributions will be prospectively reduced.





               (2) I f a further reduction of contributions is required, the amount of the Profit Sharing Contribution that would otherwise be allocated to the Participants' Profit Sharing Contribution Account will be reduced and the aggregate amount of the Profit Sharing Contribution for the Limitation Year will be reduced by the same amount.

               (3) If, in spite of such reductions and as a result of r e a s o nable error in estimating the amount of the
          Participant's Eligible Earnings, Before-Tax Savings Contributions, other elective deferrals within the meaning of Code section 402(g)(3), After-Tax Savings Contributions or Section 415 Wages, the limitation would otherwise be exceeded, then, to the extent required to prevent such excess,

                    (a) the amount of the Participant's After-Tax Savings Contributions will be distributed to the Participant and any Matching Contributions attributable to the amount distributed, together with earnings on such contributions, will be forfeited, and

                    (b) if a further excess would otherwise exist, the amount of Before-Tax Savings Contributions made for the Participant will be distributed to the Participant and any Matching Contributions attributable to the amount so distributed, together with earnings on such contributions, will be forfeited, and

                    (c) if a further excess would otherwise exist, the amount of such excess will be held in a suspense account for the Participant's benefit and shall be used t o reduce the amount of Participating Employer contributions which otherwise would have been made on his or her behalf for the next succeeding Limitation Y e a r and, to the extent necessary, subsequent Limitation Years; provided, that, if the Participant is not employed with a Participating Employer as of the end of the Limitation Year during which such excess amount has not yet been exhausted in the form of reduced Participating Employer contributions, such amount shall be held unallocated in a suspense account and shall be allocated to all other Participants for the next succeeding Limitation Year and, to the extent n e cessary, subsequent Limitation Years, prior to Participating Employer contributions being made for such succeeding Limitation Year, and shall operate to r e duce the amount of Participating Employer contributions for such succeeding Limitation Year or Years.

     9.7  Aggregate  Defined Contribution/Defined Benefit Limitations.
     (A) In no event will the amount of a Participant's annual additions under the Plan exceed an amount that would cause the





     decimal equivalent of the sum of the "defined benefit fraction" plus the "defined contribution fraction" to exceed one.

          (B) The "defined benefit fraction" is a fraction, the numerator of which is the Participant's aggregate projected annual benefit under all defined benefit pension plans maintained by the Participating Employer or another Affiliated Organization (determined as of the end of the Limitation Year), and the denominator of which is the lesser of:

               (1) 125% of the maximum dollar benefit limitation in effect for the Limitation Year under such defined benefit pension plans; and

               (2) 140% of the average Section 415 Wages of the Participant during the three consecutive Limitation Years during which he or she was a Participant in any such defined benefit pension plan that produce the highest average; provided that, if the Participant was a participant in one or more defined benefit plans maintained by a Participating Employer or an Affiliated Organization which were in existence on July 1, 1982 and which, individually and in the aggregate satisfied the requirements of Code section 415 in effect at the end of the 1982 Limitation Year, the denominator shall not be less than one hundred twenty-five percent of the Participant's aggregate projected annual benefit under all such plans as of the end of the last Limitation Year beginning before January 1, 1983.

          (C) The "defined contribution fraction" is a fraction, the numerator of which is the sum of the annual additions to the Participant's accounts for the Limitation Year under this Plan and any other defined contribution plans maintained by the P a rticipant's Employer or another Affiliated Organization, determined in the manner described in Section 9.6, and the denominator of which is the aggregate of the lesser of:

               (1) 125% of the maximum annual addition dollar limit in effect for the Limitation Year under such defined contributions plans; and

               (2) 140% of 25% of the Participant's Section 415 Wages for the Limitation Year,

     applied  for  all years during which the Participant was employed
     with   the   Participating   Employer   or   another   Affiliated
     Organization, without regard to whether there was a defined contribution plan in effect during all such years; provided, that, if the Plan satisfied the applicable provisions of Code section 415 as in effect for all Limitation Years beginning before January 1, 1987, then the numerator of this fraction will be adjusted by permanently subtracting an amount, determined as of such date, so that the sum of the defined contribution





     fraction  and  the  defined  benefit fraction computed under Code section 415(e)(1) does not exceed 1.0 for such Limitation Year; and provided further, that annual additions for any Limitation Year beginning before January 1, 1987 will be determined by taking into account only such amounts as were treated as annual additions under Code section 415 as in effect for such year.

          (D) If the annual additions that would otherwise be made with respect to a Participant for a Limitation Year would cause t h e l imitation of Subsection (A) to be exceeded, the Participant's benefit under one or more defined benefit pension plans maintained by the Participating Employer or another Affiliated Organization will, to the extent provided in such plans, be reduced to the extent necessary to prevent such excess from occurring, and, if a sufficient reduction cannot be made under such plans, the provisions of Section 9.6(C) will be applied to reduce the amount of the annual additions to the Participant's Accounts under this Plan for such Limitation Year to the extent necessary to prevent such excess.

     9.8 Administrator's Discretion. Notwithstanding the foregoing provisions of this article, the Administrator may, in his or her discretion, apply the provisions of Sections 9.1 through 9.7 in any manner permitted by Treasury Regulations that will cause the Plan to satisfy the limitations of the Code incorporated in such sections, and the Administrator's good faith application of Treasury Regulations will be binding on all Participants and Beneficiaries.





                                 ARTICLE X
                               Service Rules

     10.1 Continuous Service. (A) The term "Continuous Service," with respect to an Employee, means the sum of the Employee's "initial employment year service," plus the Employee's "completed Plan Year service," plus the Employee's "termination year service."

               (1) An Employee's "initial employment year service" will be equal to one year for the year in which his or her employment commencement date or reemployment commencement date (as defined in clause (2) below) occurs, as the case may be.

               (2) An Employee's "completed Plan Year service" shall be the aggregate of the Employee's Plan Years of service with a Participating Employer or with another Affiliated Organization, commencing as of the first day of the Plan Year next following the Employee's employment commencement date or reemployment commencement date, as the case may be, and ending with the last day of the Plan Year immediately preceding the Employee's employment severance date, as determined in accordance with the following rules:

                    (a) an Employee's "employment commencement date" is the date on which he or she first performs an Hour of Actual Service;

                    (b) a n Employee's "reemployment commencement date" is the first date, following a period of severance from employment which is not required to be taken into account under either item (d) or (e), on which he or she performs an Hour of Actual Service;

                    (c) f o r purposes of this section only, an Employee's "employment severance date" is the earlier to occur of:

                         (i) the date on which the Employee t e rminates employment with the Participating Employer and all other Affiliated Organizations because he or she quits, retires, is discharged or dies; or

                         (ii) the  first anniversary of the first date
                    of a period during which he or she remains absent from service (with or without pay) with the Participating Employer or with another Affiliated Organization for any reason other than a quit, retirement, discharge or death following the e m ployment commencement date or reemployment commencement date, as the case may be;





               provided, however, that if an Employee becomes absent after December 31, 1984 on account of (i) the pregnancy of such Employee, (ii) the birth of a child of such Employee, (iii) the placement of a child with such Employee on account of the adoption of such child by such Employee or (iv) the Employee's caring for such child immediately following such birth or placement, then the Employee's employment severance date shall not be earlier than the first anniversary of the date such absence commenced or the date on which the absence ceases to be on account of one or more of such reasons, whichever first occurs; provided further that this proviso shall not apply unless such Employee furnishes, upon the Administrator's request, such information as the Administrator shall require to determine the r e asons for the Employee's absence or continued absence;

                    (d) if the Employee's employment is severed by reason of a quit, discharge or retirement and he or she subsequently performs an Hour of Actual Service within twelve months following the employment severance date, the period of such severance shall be taken into account;

                    (e) if the Employee's employment is severed by reason of a quit, discharge or retirement during an absence from service of twelve months or less for any reason other than a quit, discharge, retirement or death and he or she subsequently performs an Hour of Actual Service within twelve months following the date on which such absence commenced, the period of such severance shall be taken into account;

               (3) Subject to the provisions of items (d) and (e) of clause (2), an Employee's "termination year service" will be equal to one year if he or she completes at least one thousand Hours of Service during the Plan Year in which the E m ployee terminates employment with the Participating Employer and with all other Affiliated Organizations, and he or she will not be granted any Continuous Service for such year if he or she completes less than one thousand Hours of Service during such year. For purposes of determining the number of Hours of Service completed by the Employee during such Plan Year, the Employee will be deemed to have completed forty-five Hours of Service for each seven consecutive day period during which he or she completes at least one Hour of Service.

          (B) To the extent provided in Subsection (A), service by a non-resident alien in a foreign country with a foreign subsidiary which is not an Affiliated Organization but whose income is included in the consolidated financial statements of the Company,





     will be deemed to be Continuous Service for purposes of the Plan in the event such person ever becomes a Participant.

          (C) To the extent provided in Subsection (A), service by a person who, although employed with an Affiliated Organization, is not a Qualified Employee, or who is a leased employee, within the meaning of Code section 414(n)(2), of an Affiliated Organization, will be deemed to be Continuous Service for purposes of the Plan, and shall be taken into account under the Plan in the event such person ever becomes a Participant.

          (D) N o twithstanding the foregoing provisions of this section, the period of a Participant's service in the employ of a corporation or other organization whose business is acquired by a Participating Employer, prior to such acquisition, may be taken into account if specifically provided by the Board of Directors of the Company, but only to the extent so provided, except that, in the case of an employee of Guardian Pest Control, Inc. and Apest, Inc. who became an employee of a Participating Employer upon its acquisition of the business of such corporation, service with such corporation since such employee's last date of hire or rehire by such corporation prior to such acquisition shall be taken into account under this Plan as if such service were for a Participating Employer.

          (E) N o twithstanding the foregoing provisions of this section, if a Participant who was employed in the Magnus division of Economics Laboratory, Inc. at the time of the sale of such division to Man-Gill Chemical Company continued in the employ of such purchaser, or any subsidiary of which such purchaser owns at least one-half of the voting stock, after such sale, then the period of such Participant's employment with Man-Gill Chemical Company, or such subsidiary, shall be taken into account as if such service were for a Participating Employer, but only for purposes of determining the Participant's vested interest in the Matching Contribution Account.

     10.2 Hour of Service. (A) Subject to the remaining subsections of this section, the term "Hour of Service," with respect to an Employee, includes and is limited to -

               (1) each "Hour of Actual Service," which is an hour for which the Employee is paid, or entitled to payment, for the performance of duties for a Participating Employer or another Affiliated Organization;

               (2) each hour for which the Employee is paid, or entitled to payment, by a Participating Employer or another Affiliated Organization on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness (including disability), layoff, jury duty, military duty or leave of absence;





               (3) each hour for which the Employee is not paid or entitled to payment but which is required by federal law to be credited to the Employee on account of his or her military service or similar duties; and

               (4) each hour for which backpay, irrespective of mitigation of damages, is either awarded or agreed to by a Participating Employer or another Affiliated Organization; provided, first, that Hours of Service taken into account under clause (1) or (2) will not also be taken into account under this clause (4); and second, that Hours of Service taken into account under this clause (4) that relate to periods specified in clause (2) will be subject to the rules under Subsection (B).

          (B) T h e following rules will apply for purposes of determining the Hours of Service completed by an Employee under Subsection (A)(2):

               (1) No more than 501 hours will be credited to the Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Computation Period).

               (2) No more than the number of hours regularly scheduled for the performance of duties for the period during which no duties are performed will be credited to the Employee for such period.

               (3) The Employee will not be credited with hours for which payments are made or due under a plan maintained s o l e ly for the purpose of complying with workers' c o m pensation, unemployment compensation or disability insurance laws, or for which payments are made solely to reimburse medical or medically related expenses.

               (4) A payment will be deemed to be made by or due from a Participating Employer or another Affiliated Organization, regardless of whether such payment is made by or due from t h e Participating Employer or another Affiliated Organization directly or indirectly through a trust fund or insurer to which the Participating Employer or another Affiliated Organization contributes or pays premiums.

               (5) If the payment made or due is calculated on the basis of units of time, the number of Hours of Service to be credited will be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated.

               (6) If the payment made or due is not calculated on the basis of units of time, the number of Hours of Service to be credited will be equal to the amount of the payment, divided by the Employee's most recent hourly rate of





          compensation before the period during which no duties are performed.

          (C)  Hours of Service will be credited -

               (1) in the case of Hours of Service described in Subsection (A)(1), to the Computation Period in which the duties are performed;

               (2) in the case of Hours of Service described in Subsection (A)(2), to the Computation Period or Periods in which the period during which no duties are performed occurs; provided, that, if the payment is not calculated on the basis of units of time, the Hours of Service will not be allocated between more than the first two Computation Periods of such period;

               (3) in the case of Hours of Service described in Subsection (A)(4), to the Computation Period or Periods to which the award or agreement for backpay pertains.

          (D) For purposes of determining the number of Hours of Service completed by an Employee during a particular period of time,

               (1) subject to Subsection (B), an Employee who is not subject to the overtime provisions of the Fair Labor Standards Act of 1938, as amended, will be credited with 45 Hours of Service for each seven consecutive days, or fraction thereof, during which he or she completes at least one Hour of Service as an Employee;

               (2) each other Employee shall be credited with the number of Hours of Service he or she actually completes during such period of time.

     10.3 One-Year Break in Service. An Employee will incur a "One-Year Break in Service" if the period commencing on the employment severance date (as defined in Section 10.1(A)(2)(c)) and ending on the reemployment commencement date (as defined in Section 10.1(A)(2)(b)) is equal to or in excess of one year.





                                 ARTICLE XI
                    Adoption, Amendment and Termination

     11.1 A d option by Affiliated Organizations. An Affiliated Organization may adopt this Plan and become a Participating Employer with the prior approval of the Administrator by furnishing a certified copy of a resolution of its Board of Directors adopting the Plan. Any adoption of the Plan by an Affiliated Organization, however, must either be authorized by the Board of Directors of the Company in advance or be ratified by such Board prior to the end of the fiscal year of such Affiliated Organization in which it adopts the Plan.

     11.2 Authority to Amend and Procedure. (A) The Company reserves the right to amend the Plan at any time, to any extent that it may deem advisable. Each amendment will be stated in a written instrument, executed in the name of the Company by its authorized officer; with the corporate seal affixed, attested by its Secretary or an Assistant Secretary. Upon the execution of such instrument, the Plan will be deemed to have been amended as set forth in the instrument, and all Participants and Participating Employers will be bound by the amendment; provided, first, that no amendment will increase the duties or liabilities of the Trustee without its written consent; and, second, that no amendment will have any retroactive effect so as to deprive any Participant, or any Beneficiary of a deceased Participant, of any benefit already accrued or of any option with respect to the form of such benefit that is protected by Code section 411(d)(6), except that any amendment that is required to conform the Plan with government regulations so as to qualify the Trust for income tax exemption may be made retroactively to the Effective Date of the Plan or to any later date.

          (B) If the schedule for determining the extent to which benefits under the Plan are vested is changed, whether by amendment or on account of the Plan's becoming or ceasing to be a top-heavy plan, each Participant with at least three years of Continuous Service may elect to have his or her vested benefits determined without regard to such change by giving written notice of such election to the Administrator within the period beginning on the date such change was adopted (or the Plan's top heavy status changed) and ending 60 days after the latest of (a) the date such change is adopted, (b) the date such change becomes effective or (c) the date the Participant is issued notice of such change by the Administrator or the Trustee. Except as
     o t herwise provided in an amendment permitted by Treasury Regulations, if an optional form of benefit payment protected under Code section 411(d)(6) is eliminated, each Participant may elect to have that portion of the value of his or her Accounts that was accrued as of the date of such elimination, distributed in the optional form of benefit payment that was eliminated.

          (C) The provisions of the Plan in effect at the termination of a Participant's employment will, except as specifically





     provided otherwise by a subsequent amendment, continue to apply to such Participant.

     11.3 Authority to Terminate and Procedure. The Company expects to continue the Plan indefinitely but reserves the right to t e rminate the Plan in its entirety at any time. Each Participating Employer expects to continue its participation in the Plan indefinitely but reserves the right to cease its participation in the Plan at any time. The Plan will terminate in its entirety or with respect to a particular Participating Employer as of the date specified by the Company or such Participating Employer, as the case may be, to the Trustee in a written notice executed in the manner of an amendment.

     11.4 Vesting Upon Termination, Partial Termination or Discon-tinuance of Contributions. Upon termination of the Plan or upon the complete discontinuance of contributions by all Participating Employers, the Accounts of each Participant who is an Employee of a Participating Employer or another affiliated organization will, to the extent funded, vest in full. Upon a partial termination of the Plan, the Accounts of each Participant as to whom the Plan has been partially terminated will, to the extent funded, vest in full.

     11.5 Distribution Following Termination, Partial Termination or Discontinuance of Contributions. After termination or partial termination of the Plan or the complete discontinuance of contributions under the Plan, the Trustee will continue to hold and distribute the Fund at the times and in the manner provided by Article VIII as if such event had not occurred or, if the Administrator so directs in accordance with Treasury Regulations, will distribute to each Participant the entire balance of his or her Accounts.





                                ARTICLE XII
               Definitions, Construction and Interpretations

     The definitions and the rules of construction and interpretations set forth in this article will be applied in construing this instrument unless the context otherwise indicates.

     12.1 Account.   An "Account" with respect to a Participant is any
     or all of the accounts maintained on his or her behalf pursuant to Section 4.1, as the context requires.

     12.2 A c t i ve  Participant.    An  "Active  Participant"  is  a
     Participant who is a Qualified Employee.

     12.3 Administrator. The "Administrator" of the Plan is the Vice President-Human Resources of the Company or the person to whom administrative duties are delegated pursuant to Section 13.1, as the context requires.

     12.4 Affiliated Organization. An "Affiliated Organization" is the Company and: any corporation that is a member of a controlled group of corporations (within the meaning of section 1563(a) of t h e Code without regard to Code sections 1563(a)(4) and 1563(e)(3)(C)) that includes the Company; any trade or business (whether or not incorporated) that is controlled (within the meaning of Code section 414(c)) by the Company; any member of an "affiliated service group" (within the meaning of Code section 414(m)) of which the Company is a member; or any other organization that, together with the Company, is treated as a single employer pursuant to Code section 414(o) and Treasury Regulations; provided, that, for purposes of applying the limitations set forth at Sections 9.6 and 9.7, Code section 1563(a) will be applied by substituting the phrase "more than 50 percent" for the phrase "at least 80 percent" wherever it appears in such Code section.

     12.5 A f t er-Tax  Savings  Contributions.    "After-Tax  Savings
     Contributions" are contributions made by Participants on an after-tax basis pursuant to Section 3.2.

     12.6 After-Tax Savings Contribution Account. The "After Tax Savings Contribution Account" is the subaccount established under
     Section  4.1(b)  to  evidence  a  Participant's After-Tax Savings
     Contributions.

     12.7 Before-Tax   Savings  Contributions.    "Before-Tax  Savings
     Contributions" are contributions made pursuant to Section 3.1.

     12.8 Before-Tax Savings Contribution Account. The "Before-Tax Savings Contribution Account" is the subaccount established under
     Section 4.1(a) to evidence Before-Tax Savings Contributions made on behalf of a Participant.





     12.9 Beneficiary. A "Beneficiary" is a person designated under the provisions of Section 8.3 as the distributee of benefits payable after the death of a Participant; provided that such a person will not become a Beneficiary, and will have no interest in or rights under the Plan, until the Participant has died.

     12.10     Code.    The  "Code"  or "Internal Revenue Code" is the
     Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code will include a reference to such provision as it may be amended from time to time and to any successor provision.

     12.11     Company.     The  "Company"  is  Ecolab  Inc.  and  any
     successor.

     12.12 C o nsent of Spouse. Whenever the consent of a Participant's spouse is required with respect to any act of the Participant, such consent will be deemed to have been obtained only if:

               (a) t h e Participant's spouse executes a written consent to such act, which consent acknowledges the effect of such act and is witnessed by the Administrator or a notary public; or

               (b) the Administrator determines that no such consent can be obtained because the Participant has no spouse, because the Participant's spouse cannot be located, or because of such other circumstances as may, under Treasury Regulations, justify the lack of such consent.

     A n y s uch consent by the Participant's spouse or such determination by the Administrator that such spouse's consent is not required will be effective only with respect to the particular spouse of the Participant who so consented or with respect to whom such determination was made. Any such consent by the Participant's spouse to an act of the Participant under the Plan will be irrevocable with respect to that act.

     12.13 Disabled. A Participant will be considered to be "Disabled" only if the Administrator determines that, by reason of illness, bodily injury or disease, he or she is entitled to receive disability income benefits under the Ecolab Long Term Disability Plan or, if he or she is not a participant in that plan, under the Social Security Act.

     12.14     Effective  Date.    The "Effective Date" of the Plan is
     January 1, 1977, the date as of which the Plan was first established.

     12.15     Eligible  Earnings.   (A)  The "Eligible Earnings" of a
     Participant for any period are the sum of the amounts paid for that period for service as an Employee as base salary and wages, overtime pay, shift differential premium, commissions, annual





     incentive bonuses paid in the form of cash (but not long-term incentive bonuses), vacation pay and short-term disability benefits paid by the Participating Employer, increased by the amount of Before-Tax Savings Contributions made on behalf of the Participant for that period and by the net amount of compensation reductions experienced by the Participant during such Plan Year under any Code section 125 cafeteria plan maintained by the Participating Employer. Eligible Earnings will not include severance pay, any remuneration paid after the end of the month following the month in which the Participant's employment terminated, amounts deferred or paid under an agreement between the Participating Employer and the Participant that is not a plan qualified under Internal Revenue Code Section 401(a), any Matching Contributions or Profit Sharing Contributions, contributions made by the Participating Employer under any other employee benefit plan, or amounts realized by the Participant upon the exercise of a nonqualified stock option, the lapse of restrictions applicable to restricted stock or any disposition of stock acquired under a qualified or incentive stock option.

          (B) Notwithstanding Subsection (A), in no event will a Participant's Eligible Earnings for any Plan Year be taken into account to the extent they exceed

               (1) $200,000 for Plan Years beginning before 1994, and

               (2) $150,000 for Plan Years beginning after 1993;

     provided, that the dollar limitation for each Plan Year will be adjusted for cost of living increases to such larger amount as may be in effect for such Plan Year under Code section 401(a)(17).

          (C) I n the case of a Participant who is a Highly Compensated Employee described in clause (1) of Section 12.20(A), or of a Highly Compensated Employee described in clause (2) or
     (3) of Section 12.20(A) whose Eligible Earnings for the Plan Year is not less than the Eligible Earnings of at least ten other Highly Compensated Employees (determined in each case without regard to Section 12.20(C)), the limitation set forth in S u b section (B) will be applied to the Participant, the Participant's spouse and the Participant's lineal descendants who have not attained age nineteen prior to the end of the Plan Year in question as if they were a single Participant.

     12.16 Employee. An "Employee" is an individual who performs services as a common-law employee for a Participating Employer or another Affiliated Organization.

     12.17 Fund. The "Fund" is the total of all of the assets of every kind and nature, both principal and income, held in the Trust at any particular time or, if the context so requires, one or more of the investment funds described in Section 5.1.





     12.18 Governing Law. To the extent that state law is not preempted by provisions of the Employee Retirement Income Security Act of 1974 or any other laws of the United States, this Plan will be administered, construed, and enforced according to the internal, substantive laws of the State of Minnesota, without regard to its conflict of laws rules.

     12.19     Headings.    The  headings of articles and sections are
     included solely for convenience. If there exists any conflict between such headings and the text of the Plan, the text will control.

     12.20     H i g h ly  Compensated  Employee.    (A)    A  "Highly
     Compensated Employee" for any Plan Year is any employee of a Participating Employer or another Affiliated Organization who -

               (1) at any time during such Plan Year or the preceding Plan Year, owns or owned (or is considered as owning or having owned within the meaning of Code section 318) more t h a n five percent of the outstanding stock of the Participating Employer or another Affiliated Organization or stock possessing more than five percent of the total combined voting power of all outstanding stock of the Participating Employer or another Affiliated Organization, or

               (2)  during the Plan Year preceding such Plan Year -

                    (a) received Testing Wages in excess of $75,000 (or such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code section 414(q)(1)(B) for the calendar year during which the Plan Year in question begins), or

                    (b) received Testing Wages in excess of $50,000 (or such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code section 414(q)(1)(C) for the calendar year during which the Plan Year in question begins) and whose Testing Wages exceeded the Testing Wages of at least 80 percent of all employees of the Participating Employer and other Affiliated Organizations, excluding, for purposes of determining the number of employees in such group but not for purposes of determining the specific employees comprising the group, all employees of the Participating Employer and other Affiliated Organizations who

                         (i) have completed less than six months of service with the Participating Employer and other Affiliated Organizations,





                         (ii) normally  work  fewer  than 17-1/2 hours
                    per week for the Participating Employer and other Affiliated Organizations,

                         (iii) normally work for the Participating Employer and other Affiliated Organizations during not more than six months during any calendar year,

                         (iv) have not attained age 21,

                         (v) e x c ept to the extent provided in Treasury Regulations, are described in clause (a) of Section 12.34, and excluding for purposes of determining both the number of employees in such group and the specific employees comprising the group, all of such employees who are described in clause (b) of Section 12.34, or

                    (c)  w a s    a t  any  time  an  officer  of  the
               P a r ticipating   Employer   or   another   Affiliated
               Organization (an administrative executive in regular and continued service with the Participating Employer or Affiliated Organization) and received Testing Wages in excess of 50% of the amount in effect under Code section 415(b)(1)(A) for the calendar year during which the Plan Year in question begins, but in no case will there be taken into account more than the lesser of (i) 50 persons, or (ii) the greater of three persons or 10 percent of the aggregate number of employees of the Participating Employer and other Affiliated Organizations excluding, for purposes of determining the number of such officers, any employees that are excluded pursuant to clause (b); or, if no officer of t h e Participating Employer and other Affiliated Organizations received Testing Wages in excess of such amount, the officer of the Participating Employer or Affiliated Organization with the highest Testing Wages for the Plan Year, or

               (3)  during  such Plan Year, is described in items (a),
          (b) or (c) of clause (2) and received Testing Wages in an amount that is not less than the amount of Testing Wages received by at least 100 other employees.

          (B) For purposes of this section, an "employee" is any individual who,

               (1) during the Plan Year for which the determination is being made performs services as a common law employee for a Participating Employer or another Affiliated Organization,

               (2) a self-employed individual treated as an employee pursuant to Code section 401(c)(1), or





               (3) a leased employee who is treated as an employee of t h e Participating Employer or another Affiliated O r g a nization pursuant to Code section 414(n)(2) or 414(o)(2);

          (C) For purposes of applying Sections 9.2, 9.3 and 9.4, any employee who is the spouse, a lineal ascendant or descendant or the spouse of a lineal ascendant or descendant of a Highly Compensated Employee described in clause (1) of Subsection (A), or of a Highly Compensated Employee described in clause (2) or
     (3) of Subsection (A) whose Testing Wages for the Plan Year is not less than the Testing Wages of at least ten other Highly Compensated Employees, will not be considered a separate employee of the Participating Employer and any Eligible Earnings with respect to such employee, and any contributions allocated to the employee's Accounts under this Plan if the employee is a Participant, will be deemed to have been paid to, or allocated to the Accounts of such Highly Compensated Employee.

     12.21 Limitation Year. The Limitation Year is the Plan Year or, for prior periods, the 12-consecutive-month period to which the limitations of Code section 415 were applied.

     12.22     Loan  Account.    The "Loan Account" is the bookkeeping
     account established pursuant to Section 6.6(G) to reflect the outstanding balance of any loan to the Participant.

     12.23 Matching Contribution Account. The "Matching Contribution Account" is the account established pursuant to clause (c) of Section 4.1 to evidence Matching Contributions made on behalf of a Participant.

     12.24 Matching Contributions. "Matching Contributions" means contributions made pursuant to Section 3.4 or 3.7; provided that for purposes of Article IX, "Matching Contributions" will include forfeitures allocated to the Participant's Matching Contribution Account.

     12.25 Normal Retirement Date. The "Normal Retirement Date" of a Participant is the date on which he or she attains age 65.

     12.26 Number and Gender. Wherever appropriate, the singular number may be read as the plural, the plural may be read as the singular, and the masculine gender may be read as the feminine gender.

     12.27 Participant. A "Participant" is a current or former Qualified Employee who has satisfied the eligibility requirements of Article II, following initial hire or rehire, as the case may be, with respect to whom contributions have been made and whose Account balances have not yet been fully distributed.

     12.28 Participating Employer. A "Participating Employer" is the Company and any other Affiliated Organization that has





     adopted the Plan, or all of them collectively, as the context requires, and their respective successors. An Affiliated Organization will cease to be a Participating Employer upon a termination of the Plan as to its Employees or upon its ceasing to be an Affiliated Organization.

     12.29     Plan.   The "Plan" is that set forth in this instrument
     as it may be amended from time to time.

     12.30 Plan Rule. A "Plan Rule" is a rule adopted by the Administrator by formal instrument, by pronouncement or by practice. Each Plan Rule will be uniform and nondiscriminatory with respect to similarly situated Employees.

     12.31     Plan  Year.    A  "Plan  Year"  is  the 12 month period
     beginning on January 1 of each calendar year and ending on December 31 of such calendar year.

     12.32 Profit Sharing Account. The "Profit Sharing Account" is the account established pursuant to clause (d) of Section 4.1 to evidence Profit Sharing Contributions made on behalf of a Participant.

     12.33     P r o f it  Sharing  Contributions.    "Profit  Sharing
     Contributions" means contributions made pursuant to Section 3.5.

     12.34     Qualified  Employee.    A  "Qualified  Employee" is any
     person who performs services for a Participating Employer as a common-law employee subject, however, to the following rules.

               (a) A person covered by a collective bargaining agreement, for whom retirement benefits were the subject of good faith bargaining between such person's representative and the Participating Employer, and who is not, as a result of such bargaining, specifically covered by this Plan will be excluded.

               (b) A nonresident alien who receives no earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer that constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) will be excluded.

               (c)  A   United  States  citizen  or  resident  who  is
          regularly employed on a full-time, permanent basis in the service of a foreign subsidiary of a Participating Employer, with respect to which subsidiary such Participating Employer has entered into an agreement under Section 3121(1) of the Code, will be deemed to be an Employee of such Participating Employer for the purpose of continuing participation in the Plan, but only if contributions under a funded plan of deferred compensation, which is sponsored by such foreign subsidiary, are not provided for such person by such foreign





          subsidiary or by any other employer with respect to the remuneration paid to him or her by such foreign subsidiary.

     12.35 Rollover Account. The "Rollover Account" is the account established pursuant to clause (e) of Section 4.1 to evidence the amounts, if any, rolled over from an individual retirement arrangement or another qualified plan, or transferred d i r ectly from another qualified plan with respect to a Participant, pursuant to Section 3.6.

     12.36 Section 415 Wages. (A) A person's "Section 415 Wages" for any period is the sum of all remuneration received by such person during such period from a Participating Employer or other Affiliated Organization that constitutes "compensation" within the meaning of Code section 415(c)(3) and Treasury Regulations.

          (B) The Administrator may, in his or her discretion, for any Plan Year, determine the items of remuneration that, in accordance with Treasury Regulations, will be included in Section 415 Wages for such Plan Year; provided that for each purpose under this Plan, the Administrator's determination will be uniform throughout any Plan Year.

          (C) Section 415 Wages will not include the amount by which a Participant's wages or salary is reduced under Code section 125 or 401(k).

     12.37 Termination of Employment. For purposes of determining entitlement to a distribution under this Plan, a Participant will be deemed to have terminated employment only if he or she has completely severed his or her employment relationship with all Participating Employers and other Affiliated Organizations or if he or she becomes Disabled. Neither transfer of employment among Participating Employers and other Affiliated Organizations nor absence from active service by reason of short-term disability leave or any other leave of absence will constitute a termination of employment. The following rules will apply notwithstanding the preceding sentences.

               (a)  A    Participant  who,  in  conjunction  with  the
          disposition of all or any portion of a business operation of the Participating Employer or an Affiliated Organization which is not a disposition of a subsidiary or substantially all of the assets used in a trade or business of the Participating Employer or Affiliated Organization within the meaning of Code section 401(k)(10)(A) with respect to which the requirements of Code section 401(k)(10)(B) and (C) are satisfied, transfers employment to the acquiror of such business operation or to any affiliate of such acquiror will not be considered to have terminated employment. If a Participant is deemed to have continued employment by reason of the preceding sentence, such sentence will continue to apply to such Participant in the event of any subsequent transfer of employment in conjunction with the disposition





          of all or any portion of a business operation of the initial a c quiror or any subsequent acquirors that is not a
          d i sposition of a subsidiary of such acquiror or of substantially all of the assets used in a trade or business of such acquiror within the meaning of Code section 401(k)(10)(A) with respect to which the requirements of Code section 401(k)(10)(B) and (C) are satisfied. Except in conjunction with such a disposition of a subsidiary or substantially all of the assets used in a trade or business of the seller that satisfies the requirements of Code section 401(k)(10)(B) and (C), such a Participant will be considered to have terminated employment only when he or she has severed the employment relationship with all such acquirors and their affiliates.

               (b) A Participant who (i) is absent from active service with all Affiliated Organizations by reason of a military leave or (ii) transfers employment on a permanent basis outside of the United States and is not, or ceases to be, a resident alien, will be deemed to have terminated employment for such purpose if he or she has attained age 59-1/2 or has separated from service within the meaning of Code section 401(k)(2)(B).

               (c) A Participant who transfers employment on a temporary basis to a foreign subsidiary of a Participating Employer or other Affiliated Organization will be deemed not to have terminated employment.

     12.38     Testing  Wages.   (A)  Except as provided in Subsection
     (E), a person's "Testing Wages" for any period is the sum of all remuneration paid to such person by Participating Employers and other Affiliated Organizations that is reportable in box 1 of Internal Revenue Service Form W-2 or otherwise satisfies the definition of "compensation" under Treasury Regulation section 414(s).

          (B) In no event will a person's Testing Wages for any Plan Year be taken into account to the extent they exceed

          (1)  For  Plan  Years  beginning after 1988 and before 1994,
          $200,000; or

          (2)  For Plan Years beginning after 1993, $150,000;

     provided, that the dollar limitation for each Plan Year will be adjusted for increases in the cost of living to such larger amount as may be in effect for such Plan Year under Code section 401(a)(17).

          (C)  I n   the  case  of  a  Participant  who  is  a  Highly
     Compensated Employee described in clause (1) of Section 12.20(A), or a Highly Compensated Employee described in clause (2) or (3) of Section 12.20(A) whose Testing Wages for a Plan Year are not





     less than the Testing Wages of at least 10 other Highly Compensated Employees (determined in each case without regard to Section 12.20(C) and this subsection), the limitation set forth in Subsection (B) will be applied to the Participant, the Participant's spouse and the Participant's lineal descendants who have not attained age nineteen before the last day of the Plan Year in question as if they were a single Participant.

          (D) The Administrator may, in his discretion, for any Plan Year, determine the items of remuneration that, in accordance with Treasury Regulations, will be included in Testing Wages for such Plan Year; provided, that for each purpose under this Plan, the Administrator's determination will be uniform throughout any Plan Year.

          (E) For purposes of the definition of Highly Compensated Employee in Section 12.20 and in applying Subsection (C), "Testing Wages" means Section 415 Wages as defined in Section
     12.36 without the application of Subsection 12.36(C).

     12.39 Treasury Regulations. "Treasury Regulations" mean regulations, rulings, notices and other promulgations issued under the authority of the Secretary of the Treasury that apply to, or may be relied upon in the administration of, this Plan.

     12.40 Trust. The "Trust" is that created by the Company, as grantor, for purposes of implementing benefits under the Plan, and may, as from time to time amended, be referred to as the "Ecolab Savings Trust." The Trustee's duties with respect to the Plan will be set forth in the agreement establishing the Trust, and such agreement will control in the event of any conflict between the Plan and such agreement with respect to such duties.

     12.41     Trustee.    The  "Trustee"  is  the  corporation and/or
     individual or individuals who from time to time is or are the duly appointed and acting trustee or trustees of the Trust.

     12.42     Valuation  Date.    A  "Valuation  Date" is each day on
     which the Trustee and the New York Stock Exchange are open for business.





                                ARTICLE XIII
                           Administration of Plan

     13.1 Administrator, Named Fiduciary. The general administration of the Plan and the duty to carry out its provisions will be vested in the Company, which will be the "named fiduciary" of the Plan for purposes of the Employee Retirement Income Security Act of 1974. The Vice President-Human Resources of the Company will perform such duty on behalf of the Company and may delegate all or any portion of such duty to a named person and may from time to time revoke such authority and delegate it to another person. Each such delegation to a person who is not an employee of the Company will be in writing, and a copy will be furnished to the person to whom the duty is delegated. Such person will file a written acceptance with such Vice President. Such person's duty will terminate upon withdrawal of such authority by such Vice President or upon withdrawal of such acceptance by the person to whom the duty was delegated. Any such withdrawal will be in writing, and will be effective upon delivery of a copy to the person to whom the duty was delegated or to such Vice President, as the case may be. Any delegation to an employee of the Company will terminate when such person ceases to be an employee or upon its earlier revocation by the Vice President-Human Resources.

     13.2 Compensation and Expenses. An employee of a Participating Employer or another Affiliated Organization performing administrative duties in connection with the Plan will receive no compensation from the Fund for such services, but will be entitled to reimbursement from the Fund for all sums reasonably and necessarily expended in the performance of such duties. The Administrator may retain such independent accounting, legal, clerical and other services as may reasonably be required in the administration of the Plan and may pay reasonable compensation from the Fund for such services. Any such reimbursement or compensation and all other costs of administering the Plan will be paid by the Trustee from the Fund except to the extent paid by the Participating Employers.

     13.3 Adoption of Rules. The Administrator has the discretionary power to make and enforce such Plan Rules as he or she deems to be required or advisable for the effective administration of the Plan.

     13.4 Administrator's Discretion. The Administrator has the power a n d discretion to make all determinations necessary for administration of the Plan, except those determinations that the Plan requires others to make, and to construe, interpret, apply and enforce the provisions of the Plan, including the power to remedy ambiguities, inconsistencies, omissions and erroneous account balances. In the exercise of discretionary powers, the Administrator will treat all similarly situated Participants and Beneficiaries uniformly.





     13.5 Indemnification. The Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee of any Affiliated Organization against any and all liabilities, losses, costs and expenses (including legal fees) of every kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services in connection with the Plan, but only if such person did not act with gross negligence, dishonestly or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises. The Participating Employers will have the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a person may be entitled to indemnification under this provision.

     13.6 Benefit Claim Procedure. A Participant or Beneficiary may file with the Administrator a written claim objecting to a determination as to his or her eligibility for benefits or the amount of his or her benefit. Any such objection must be filed within  30  days  after  the  Participant or Beneficiary receives notice of the determination. Not later than 90 days after receipt of such claim, the Administrator will render a written decision on the claim to the claimant. If the claim is denied in whole or in part, such decision will include: the reasons for the denial; a reference to the Plan provision that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the Plan's claim procedure. Not later than 60 days after receiving the Administrator's written decision, the claimant may file with the Administrator a written request for review of the Administrator's decision, and the claimant or the representative may review Plan documents that relate to the claim and submit written comments to the Administrator. Not later than 60 days after the Administrator's receipt of the request for review, the Administrator will render a written decision on the claim, which decision will include the specific reasons for the decision, including references to specific Plan provisions where appropriate. The 90- and 60-day periods during which the Administrator must respond to the claimant may be extended by up to an additional 90 or 60 days, respectively, if circumstances beyond the Administrator's control so require and if notice of such extension is given to the claimant. A Participant or Beneficiary who fails to utilize or complete the foregoing claim procedure will be barred from asserting the claim in any judicial proceeding.

     13.7 Correction of Errors. If the Administrator determines that, by reason of administrative error or other cause attributable to a Participating Employer, the Account of any Participant has incurred a loss, the Administrator may enter into an agreement with such Participating Employer under which the Account is fully r e s t o r ed and may, upon such restoration, release the Participating Employer from further responsibility.





     13.8 Reliance on Information. (A) The Administrator and any other person having fiduciary responsibilities under the Plan is entitled to rely upon all tables, valuations, certificates and reports furnished by any duly appointed independent qualified public accountant (under the terms of the Employee Retirement Income Security Act of 1974), and upon all opinions given by legal counsel. The Administrator and any such person will be fully protected in respect of any action taken or suffered in good faith in reliance upon all such tables, valuations, certificates, reports, opinions or other advice.

          (B) The Administrator is entitled to rely upon any data or information furnished by a Participating Employer or by a Participant as to age, service or compensation of any person, and as to any other information pertinent to any calculation or determination to be made under the provisions of the Plan and, as a condition to payment of any benefit under the Plan, may request any Participant to furnish such information as the Administrator deems necessary or desirable in administering the Plan.

     13.9 Funding  Policy.    At  least  annually,  the  Company  will
     determine the Plan's funding policy.

     13.10 Board of Directors Actions. For purposes of this Plan, unless the context otherwise requires, the act of the Board of Directors or its delegate will constitute the act of the Company. Any action which is required to be taken by the Board of Directors of the Company or which such Board of Directors is authorized to take, may be taken by any committee of such Board of Directors appointed in accordance with the corporation law of the state in which such corporation is incorporated. The Board of Directors may, by resolution, delegate to the Company's Benefits Finance Committee, a successor to such committee or the Company's Chief Financial Officer as the Board deems advisable any one or more of the powers reserved to the Board under the Plan, subject to the revocation of such delegation by the Board at any time. To the extent that the Board of Directors delegates its authority to direct the Trustee under Article V, to select an investment manager for the Fund to select investment Funds, to direct investments within the Fund or to remove or appoint a Trustee, the person or persons to whom such authority is delegated will be a "named fiduciary" within the meaning of section 403(a)(1) of ERISA.

     13.11 Officers. Any reference to a specific officer of the Company will include a reference to the officer of the Company who succeeds to the relevant functions of such officer if the title or duties of the specific office change.





                                ARTICLE XIV
                               Miscellaneous

     14.1 Merger, Consolidation, Transfer of Assets. If this Plan is merged or consolidated with, or its assets or liabilities are transferred to, any other plan, each Participant will be entitled to receive a benefit immediately after such merger, consolidation or transfer (if such other plan were then terminated) that is equal to or greater than the benefit he or she would have been entitled to receive immediately before such merger, consolidation or transfer (if this Plan had then terminated). If any other plan is merged into this Plan, any provisions unique to the Accounts resulting from such merger will be set forth in an exhibit, which will be appended to this instrument.

     14.2 Limited Reversion of Fund. (A) Except as provided in Subsection (B), no corpus or income of the Trust will at any time revert to Participating Employer or be used other than for the e x clusive benefit of Eligible Employees, Participants and Beneficiaries by paying benefits and, if applicable, administrative expenses of the Plan.

          (B)  Notwithstanding any contrary provision in the Plan,

               (1) All contributions made by a Participating Employer to the Trustee prior to the initial determination of the Internal Revenue Service as to qualification of the Plan under section 401(a) of the Code and the tax exempt status of the Trust under Code section 501(a) will be repaid by the Trustee to such Participating Employer, upon the Participating Employer's written request, if the Internal Revenue Service rules that the Plan, as adopted by that Participating Employer, is not qualified or the Trust is not tax exempt; provided, that the Participating Employer requests such determination within a reasonable time after adoption of the Plan, and the repayment by the Trustee to such Participating Employer is made within one year after the date of denial of qualification of the Plan; and

               (2) To the extent a contribution is made by a Participating Employer by a mistake of fact or a deduction is disallowed a Participating Employer under Code section 404, the Trustee will repay the contribution to such Participating Employer upon the Participating Employer's written request; provided, that such repayment is made within one year after the mistaken payment is made or the deduction is disallowed, as the case may be. The amount returned to the Participating Employer will not include any investment gains or earnings but will be reduced by any investment losses. Each contribution to the Plan by a Participating Employer is expressly conditioned on such contribution's being fully deductible by the Participating Employer under Code section 404.





     14.3 Top-Heavy Provisions. (A) If the Plan becomes a "top-heavy plan," the following provisions will apply to, and control the operation and administration of, the Plan for those Plan Years during which the Plan is a top-heavy plan.

               (1) Notwithstanding the provisions of Article III, the a m ount of contributions (excluding Before-Tax Savings Contributions and After-Tax Savings Contributions) made and allocated for such Plan Year on behalf of each Active Participant who is not a key employee and who is employed w i t h a Participating Employer or another Affiliated Organization on the last day of the Plan Year (whether or not such Participant completed at least 1000 Hours of Service during the Plan Year), expressed as a percentage of the Participant's Testing Wages for the Plan Year, will be at least equal to the lesser of

                    (a)  three percent, or

                    (b) the largest percentage of such Testing Wages at which contributions (including Before-Tax Savings Contributions but not After-Tax Savings Contributions) are made and allocated on behalf of any key employee for such Plan Year.

               (2) If, in addition to this Plan, the Participating E m ployer or another Affiliated Organization maintains another qualified defined contribution plan or one or more qualified defined benefit pension plans during a Plan Year, the provisions of clause (1) will be applied for such Plan Year -

                    (a) by taking into account the Participating Employer contributions (other than elective contributions for a non-key employee) on behalf of the Participant under all such defined contribution plans;

                    (b) without regard to any Participant who is not a key employee and whose accrued benefit, expressed as a single life annuity, under a defined benefit pension plan maintained by the Participating Employer or another Affiliated Organization for such Plan Year is not less than the product of -

                         (i) the Participant's average Testing Wages for the period of consecutive years not exceeding the period of consecutive years (not exceeding f i ve) when the Participant had the highest aggregate Testing Wages, disregarding years in which the Participant completed less than 1,000 Hours of Service, multiplied by

                         (ii) the  lesser  of (A) two percent per year
                    o f    s ervice,  disregarding  years  of  service





                    beginning after the close of the last Plan Year in which such defined benefit plan was a top heavy plan, or (B) 20 percent.

               (3) Each Participant's vested interest in the Matching Contribution Account and Profit Sharing Contribution Account will be the vested interest determined under the preceding provisions of the Plan or determined in accordance with the following schedule, whichever provides the greater vested interest for the Participant:

                                              Y e ars    of    Vesting
     Service          Extent of Vested Interest

                  Less than Two Years                   0%
                            Two Years                  20%
                          Three Years                  40%
                           Four Years                  60%
                           Five Years                  80%
                    Six or more Years                 100%

          If the Plan ceases to be a top-heavy plan, the portion of a Participant's Matching Contribution Account and Profit Sharing Contribution Account that has vested pursuant to the f o regoing schedule will remain nonforfeitable, notwithstanding the subsequent application of the vesting schedule set forth in Section 7.1(D) to amounts subsequently allocated to the Matching Contribution Account and Profit Sharing Contribution Account.

          (B)  For purposes of Subsection (A),

               (1) (a) The Plan will be a "top-heavy plan" for a particular Plan Year if, as of the last day of the initial Plan Year or, with respect to any other Plan Year, as of the last day of the preceding Plan Year, the aggregate of the Account balances of key employees is greater than 60% of the aggregate of the Account balances of all Participants.

                    (b) For purposes of calculating the aggregate Account balances for both key employees and employees who are not key employees:

                         (i) Any distributions made within the five-year period preceding the Plan Year for which the d e t ermination is being made, other than a distribution transferred or rolled over to a plan maintained by a Participating Employer or another Affiliated Organization, will be included;

                         (ii) Amounts  transferred or rolled over from
                    a  plan not maintained by a Participating Employer
                    o r    a nother  Affiliated  Organization  at  the





                    initiation  of  the  Participant will be excluded;
                    and,

                         (iii)     The  Account  balances  of  any key
                    employee and any employee who is not a key employee who has not performed an Actual Hour of Service at any time during the five-year period ending on the date as of which the determination is being made will be excluded; and

                         (iv) The  terms "key employee" and "employee"
                    will include the Beneficiaries of such persons who have died.

               (2) (a) Notwithstanding the provisions of clause (1), this Plan will not be a top-heavy plan if it is part of either a "required aggregation group" or a "permissive aggregation group" and such aggregation group is not top-heavy. An aggregation group will be top-heavy if the sum of the present value of accrued benefits and account balances of key employees is more than 60% of the sum of the present value of accrued benefits and account balances for all Participants, such accrued benefits and account balances being calculated in each case in the same manner as set forth in clause (1).

                    (b) Each plan in a required aggregation group will be top-heavy if the group is top-heavy. No plan in a required aggregation group will be top-heavy if the group is not top-heavy.

                    (c) If a permissive aggregation group is top-heavy, only those plans that are part of an underlying top-heavy, required aggregation group will be top-heavy. No plan in a permissive aggregation group will be top-heavy if the group is not top-heavy.

               (3) The "required aggregation group" consists of (i) each plan of an Affiliated Organization in which a key employee participates, and (ii) each other plan of an Affiliated Organization that enables a plan in which a key e m p l oyee participates to meet the nondiscrimination requirements of Code sections 401(a)(4) and 410.

               (4) A "permissive aggregation group" consists of those plans that are required to be aggregated and one or more plans (providing comparable benefits or contributions) that are not required to be aggregated, which, when taken t o g ether, satisfy the requirements of Code sections 401(a)(4) and 410.

               (5) For purposes of applying clauses (2), (3) and (4) of this Subsection (B), any qualified defined contribution plan maintained by a Participating Employer or another





          Affiliated Organization at any time within the five-year period preceding the Plan Year for which the determination being made which, as of the date of such determination, has been formally terminated, has ceased crediting service for benefit accruals and vesting and has been or is distributing all plan assets to participants or their beneficiaries, will be taken into account to the extent required or permitted under such clauses and under Code section 416.

          (C) A "key employee" is any person who is or was employed with a Participating Employer and who, at any time during the Plan Year in question or any of the preceding four Plan Years is or was:

               (1) An officer of the Participating Employer (an administrative executive in regular and continued service with the Participating Employer) whose Testing Wages for such Plan Year exceeds 50% of the amount in effect under Code section 415(b)(1)(A) for such Plan Year, but in no case will there be taken into account more than the lesser of (a) 50 persons, or (b) the greater of (i) three persons or (ii) 10% of the number of the Participating Employer's employees, excluding for purposes of determining the number of such officers, any employees that are excluded pursuant to
          Section 12.34(A)(2)(b);

               (2) The owner of an interest in the Participating Employer, including business entities that are required to be aggregated under Code section 414(b), (c) or (m), that is not less than the interest owned by at least 10 other persons employed with the Participating Employer; provided, that, such owner will not be a key employee solely by reason of such ownership for a Plan Year if he or she does not own more than one-half of one percent of the value of the outstanding interests of the Participating Employer or if the amount of his Testing Wages for such Plan Year are less than the amount in effect under Code section 415(c)(1)(A) for such Plan Year;

               (3) The owner of more than five percent of the Participating Employer's outstanding stock or more than five p e r cent of the total combined voting power of the Participating Employer's stock; or

               (4) The owner of more than one percent of the Participating Employer's outstanding stock or more than one p e r cent of the total combined voting power of the Participating Employer's stock, whose Testing Wages for such Plan Year exceed 150,000.00 Dollars.

     F o r    purposes  of  this  Subsection  (C),  ownership  of  the
     Participating  Employer's  stock will be determined in accordance
     with   Code  section  318;  provided,  first,  that  subparagraph
     318(a)(2)(C)  will  be  applied  by  substituting  the  phrase "5





     percent" for the phrase "50 percent" wherever it appears in such Code section; and, second, that, for purposes of clauses (3) and
     (4), the rules of Code section 414(b), (c), (m), (n) and (o) will not apply.

          (D) If the Participating Employer maintains a qualified defined contribution plan and a qualified defined pension plan, the limitation on combined contributions and accrued benefits will be adjusted by substituting "100 percent" for "125 percent" in the definitions of the defined benefit fraction and the defined contribution fraction in Section 9.7; provided, first, that this Subsection (D) will be applied prospectively only to prohibit additional contributions allocated, and forfeitures reallocated, to and defined benefit accruals for, a Participant and will not reduce any allocations or reallocations made to, or benefits accrued for, such Participant prior to the Plan Year for which it first becomes effective; and, second, that if the Plan would not be a top heavy plan if "90 percent" were substituted for "60 percent" in clause (1)(a) of Subsection (B), this Subsection (D) will not apply if -

               (1) the aggregate Participating Employer contribution (other than elective contributions) under all such qualified defined contribution plans on behalf of each Participant who i s not a key employee and who is employed with a Participating Employer or another Affiliated Organization on the last day of the Plan Year is not less than seven and one-half percent of his or her Testing Wages for the Plan Year, or

               (2) the accrued benefit for each Participant under the qualified defined benefit pension plan is not less than the benefit described in Subsection (A)(2)(b), applied by substituting "3 percent" for "2 percent" in item (A) of clause (ii) and "30 percent" for "20 percent" in item (B) of clause (ii).

     14.4 No Employment Rights Created. The establishment and maintenance of the Plan neither give any employee a right to continuing employment nor limit the right of a Participating Employer to discharge any employee or otherwise deal with the employee without regard to the effect such action might have on his or her initial or continued participation in the Plan.

     14.5 Puerto Rican Participants. (A) Notwithstanding any contrary provision of this Plan, the provisions of this section will apply to Participants who are employed in, and subject to income taxation by, the Commonwealth of Puerto Rico.

          (B) No such Participant may direct that any Before-Tax, After-Tax or Rollover Contributions made to his or her Accounts will be invested in the Ecolab Stock Fund or that any portion of the balance of his or her Accounts will be transferred to the Ecolab Stock Fund.





          (C)  The  annual  dollar  limitation  for Before-Tax Savings
     Contributions under Section 9.1 for such Participants will be $7,000 and will not be subject to cost-of-living adjustments.

          (D)  The  Actual  Deferral Percentage limitations of Section
     9.2  will  be  adjusted  so  that  such  Participants' Before-Tax
     S a v i n gs Contributions do not exceed the percentage of compensation permitted under the income tax laws of Puerto Rico.